                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of August 6, 1999
                                      and
                        Amended as of December 31, 2001

                                     among

                       NATIONAL EQUIPMENT SERVICES, INC.,
                                  as Borrower,

                                      and

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                              THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                      and

                           FIRST UNION NATIONAL BANK,
                                    as Agent

                               TABLE OF CONTENTS

SECTION 1  DEFINITIONS......................................................    1
     1.1    DEFINITIONS.....................................................    1
     1.2    COMPUTATION OF TIME PERIODS.....................................   29
     1.3    ACCOUNTING TERMS................................................   30
SECTION 2  CREDIT FACILITIES................................................   30
     2.1    REVOLVING LOANS.................................................   30
     2.2    LETTER OF CREDIT SUBFACILITY....................................   32
     2.3    SWINGLINE LOAN SUBFACILITY......................................   38
     2.4    TERM LOAN.......................................................   40
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................   41
     3.1    DEFAULT RATE....................................................   41
     3.2    EXTENSION AND CONVERSION........................................   41
     3.3    PREPAYMENTS.....................................................   42
     3.4    TERMINATION, REDUCTION OF REVOLVING COMMITTED AMOUNT............   44
     3.5    FEES............................................................   44
     3.6    CAPITAL ADEQUACY................................................   45
     3.7    LIMITATION ON EURODOLLAR LOANS..................................   46
     3.8    ILLEGALITY......................................................   46
     3.9    REQUIREMENTS OF LAW.............................................   47
     3.10   TREATMENT OF AFFECTED LOANS.....................................   48
     3.11   TAXES...........................................................   48
     3.12   COMPENSATION....................................................   50
     3.13   PRO RATA TREATMENT..............................................   51
     3.14   SHARING OF PAYMENTS.............................................   52
     3.15   PAYMENTS, COMPUTATIONS, ETC.....................................   52
     3.16   CASH MANAGEMENT.................................................   54
     3.17   EVIDENCE OF DEBT................................................   56
SECTION 4  GUARANTY.........................................................   56
     4.1    THE GUARANTY....................................................   56
     4.2    OBLIGATIONS UNCONDITIONAL.......................................   57
     4.3    REINSTATEMENT...................................................   58
     4.4    CERTAIN ADDITIONAL WAIVERS......................................   59
     4.5    REMEDIES........................................................   59
     4.6    RIGHTS OF CONTRIBUTION..........................................   59
     4.7    GUARANTEE OF PAYMENT; CONTINUING GUARANTEE......................   60
SECTION 5  CONDITIONS.......................................................   60
     5.1    CLOSING CONDITIONS..............................................   60
     5.2    CONDITIONS TO ALL EXTENSIONS OF CREDIT..........................   64
SECTION 6  REPRESENTATIONS AND WARRANTIES...................................   65
     6.1    FINANCIAL CONDITION.............................................   65
     6.2    NO MATERIAL CHANGE..............................................   65
     6.3    ORGANIZATION AND GOOD STANDING..................................   65

     6.4    POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS...................   66
     6.5    NO CONFLICTS....................................................   66
     6.6    NO DEFAULT......................................................   67
     6.7    OWNERSHIP.......................................................   67
     6.8    INDEBTEDNESS....................................................   67
     6.9    LITIGATION......................................................   67
     6.10   TAXES...........................................................   68
     6.11   COMPLIANCE WITH LAW.............................................   68
     6.12   ERISA...........................................................   68
     6.13   SUBSIDIARIES....................................................   69
     6.14   GOVERNMENTAL REGULATIONS, ETC...................................   70
     6.15   PURPOSE OF LOANS AND LETTERS OF CREDIT..........................   71
     6.16   ENVIRONMENTAL MATTERS...........................................   71
     6.17   INTELLECTUAL PROPERTY...........................................   72
     6.18   SOLVENCY........................................................   72
     6.19   INVESTMENTS.....................................................   73
     6.20   LOCATION OF COLLATERAL..........................................   73
     6.21   DISCLOSURE......................................................   73
     6.22   NO BURDENSOME RESTRICTIONS......................................   73
     6.23   BROKERS' FEES...................................................   73
     6.24   LABOR MATTERS...................................................   74
     6.25   [INTENTIONALLY OMITTED].........................................   74
     6.26   MATERIAL CONTRACTS..............................................   74
     6.27   SENIOR DEBT.....................................................   74
     6.28   LIENS; INVENTORY................................................   74
     6.29   STATUS OF ACCOUNTS..............................................   74
     6.30   TRADE SUPPLIERS.................................................   75
SECTION 7  AFFIRMATIVE COVENANTS............................................   75
     7.1    INFORMATION COVENANTS...........................................   75
     7.2    PRESERVATION OF EXISTENCE AND FRANCHISES........................   80
     7.3    BOOKS AND RECORDS...............................................   80
     7.4    COMPLIANCE WITH LAW.............................................   80
     7.5    PAYMENT OF TAXES AND OTHER INDEBTEDNESS.........................   80
     7.6    INSURANCE; CONDEMNATION.........................................   80
     7.7    MAINTENANCE OF PROPERTY.........................................   82
     7.8    PERFORMANCE OF OBLIGATIONS......................................   82
     7.9    USE OF PROCEEDS.................................................   82
     7.10   AUDITS/INSPECTIONS; APPRAISALS; INVENTORY AND OTHER COLLATERAL..   82
     7.11   FINANCIAL COVENANTS.............................................   83
     7.12   ADDITIONAL CREDIT PARTIES.......................................   84
     7.13   ENVIRONMENTAL LAWS..............................................   85
     7.14   COLLATERAL......................................................   85
     7.15   PLEDGED REAL ESTATE ASSETS......................................   87
     7.16   SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS.......................   88

     7.17   COLLECTION OF ACCOUNTS..........................................   88
     7.18   NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS....................   88
     7.19   ACKNOWLEDGMENT AGREEMENTS.......................................   89
     7.20   REVISIONS OR UPDATES TO SCHEDULES...............................   89
SECTION 8  NEGATIVE COVENANTS...............................................   89
     8.1    INDEBTEDNESS....................................................   90
     8.2    LIENS...........................................................   91
     8.3    NATURE OF BUSINESS..............................................   91
     8.4    CONSOLIDATION, MERGER, DISSOLUTION, ETC.........................   91
     8.5    ASSET SALES.....................................................   92
     8.6    INVESTMENTS.....................................................   92
     8.7    RESTRICTED PAYMENTS.............................................   92
     8.8    PREPAYMENTS OF INDEBTEDNESS, ETC................................   93
     8.9    TRANSACTIONS WITH AFFILIATES....................................   93
     8.10   ACCOUNTING; ORGANIZATIONAL DOCUMENTS; MATERIAL CONTRACTS........   93
     8.11   LIMITATION ON RESTRICTED ACTIONS................................   94
     8.12   OWNERSHIP OF SUBSIDIARIES.......................................   94
     8.13   SALE LEASEBACKS.................................................   94
     8.14   NO FURTHER NEGATIVE PLEDGES.....................................   95
     8.15   NO ADDITIONAL BANK ACCOUNTS.....................................   95
SECTION 9  EVENTS OF DEFAULT................................................   95
     9.1    EVENTS OF DEFAULT...............................................   95
     9.2    ACCELERATION; REMEDIES..........................................   98
SECTION 10 AGENCY PROVISIONS................................................   99
     10.1   APPOINTMENT, POWERS AND IMMUNITIES..............................   99
     10.2   RELIANCE BY AGENT...............................................   99
     10.3   DEFAULTS........................................................  100
     10.4   RIGHTS AS A LENDER..............................................  100
     10.5   INDEMNIFICATION.................................................  100
     10.6   NON-RELIANCE ON AGENT AND OTHER LENDERS.........................  101
     10.7   SUCCESSOR AGENT.................................................  101
     10.8   COLLATERAL MATTERS..............................................  102
SECTION 11 MISCELLANEOUS....................................................  103
     11.1   NOTICES.........................................................  103
     11.2   RIGHT OF SET-OFF; ADJUSTMENTS...................................  104
     11.3   BENEFIT OF AGREEMENT............................................  105
     11.4   NO WAIVER; REMEDIES CUMULATIVE..................................  106
     11.5   EXPENSES; INDEMNIFICATION.......................................  107
     11.6   AMENDMENTS, WAIVERS AND CONSENTS................................  108
     11.7   COUNTERPARTS....................................................  109
     11.8   HEADINGS........................................................  110
     11.9   SURVIVAL........................................................  110
     11.10  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
             TRIAL BY JURY..................................................  110
     11.11  SEVERABILITY....................................................  111

     11.12  ENTIRETY........................................................  111
     11.13  BINDING EFFECT; TERMINATION OF THIS CREDIT AGREEMENT;
             TERMINATION OF EXISTING CREDIT AGREEMENT.......................  111
     11.14  CONFIDENTIALITY.................................................  112
     11.15  CONFLICT........................................................  112

                                   SCHEDULES

Schedule 1.1(a)        Investments
Schedule 1.1(b)        Liens
Schedule 1.1(c)        Brambles Transactions
Schedule 2.1(a)        Lenders
Schedule 6.7           Owned and Leased Real Estate
Schedule 6.13          Subsidiaries
Schedule 6.17          Intellectual Property
Schedule 6.20          Collateral Locations/Chief Executive Offices/Principal Places of Business
Schedule 6.24          Labor Matters
Schedule 6.26          Material Contracts
Schedule 6.30          Trade Suppliers
Schedule 8.1           Indebtedness
Schedule 8.15          Bank Accounts

                                    EXHIBITS

Exhibit 1              Form of Acknowledgement Agreement
Exhibit 1A             Form of Landlord Agreement
Exhibit 2.1(b)(i)      Form of Notice of Borrowing
Exhibit 2.1(e)         Form of Revolving Note
Exhibit 2.3(d)         Form of Swingline Note
Exhibit 2.4(f)         Form of Term Note
Exhibit 3.2            Form of Notice of Extension/Conversion
Exhibit 3.16(a)        Form of Blocked Account Agreement
Exhibit 5.1(t)         Form of Account Designation Letter
Exhibit 7.1(c)         Form of Officer's Compliance Certificate
Exhibit 7.1(d)         Form of Borrowing Base Certificate
Exhibit 7.12           Form of Joinder Agreement
Exhibit 11.3(b)        Form of Assignment and Acceptance

                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 6, 1999 and as amended as of December 31, 2001 (as amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), is by and among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and FIRST UNION NATIONAL BANK, as Agent for the Lenders (in such capacity, the "AGENT").

                                   WITNESSETH

     WHEREAS, the Borrower has requested the Lenders to extend certain credit facilities to the Borrower;

     WHEREAS, the Lenders have agreed to make the requested credit facilities available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

     1.1   DEFINITIONS.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

     "ACCOUNT DESIGNATION LETTER" has the meaning given to such term in Section 5.1(q) hereof

     "ACCOUNTS" means all of each Credit Party's accounts, as such term is defined in the UCC, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including without limitation, all accounts created by or arising from each Credit Party's sales or leases of goods or rendition of services made under any trade names or styles, or through any divisions; (ii) unpaid seller's or lessor's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by each Credit Party with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and
(vi) insurance policies or rights relating to any of the foregoing.

     "ACKNOWLEDGMENT AGREEMENTS" means (i) the Acknowledgment Agreements, substantially in the form of EXHIBIT 1 hereto, between each Credit Party's warehousemen, fillers, packers and processors and the Agent, in each case acknowledging and agreeing, among other things, (A) that such warehousemen, fillers, packers and processors do not have any Liens on any of the property of any Credit Party or any Subsidiary and (B) to the collateral assignment by each Credit Party to the Agent of each such Credit Party's interest in the contracts with each of such warehousemen, fillers, packers and processors and (ii) Landlord Agreements.

     "ACQUISITION" means the purchase of a business unit as a going concern which purchase may be of (i) the Capital Stock of a Person, (ii) the assets of such Person through merger or consolidation with such Person or (iii) the plant, property and equipment of such Person, or a portion thereof, together with the related current assets and intangible assets of such Person.

     "ACQUIRED COMPANY" means any Person (or assets thereof) which is acquired pursuant to an Acquisition.

     "ADDITIONAL CREDIT PARTY" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

     "ADJUSTED BASE RATE" means the Base Rate PLUS the Applicable Percentage for Base Rate Loans.

     "ADJUSTED EURODOLLAR RATE" means the Eurodollar Rate PLUS the Applicable Percentage for Eurodollar Loans.

     "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding twenty percent (20%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENCY AND CUSTODIAN AGREEMENTS" means each of the Amended and Restated Agency and Custodian Agreements, of even date herewith, among the Agent, the Borrower, on behalf of itself and the other Credit Parties, and the applicable Operating Region Representative.

     "AGENCY SERVICES ADDRESS" means First Union National Bank, 201 South College Street, CP-23, Charlotte, North Carolina 28288, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

     "AGENT" has the meaning ascribed to such term in the heading hereof, together with any successors or assigns.

     "AGENT'S FEE LETTER" means the letter agreement, dated as of December 31, 2001, between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

     "AGENT'S FEES" has the meaning ascribed to such term in Section 3.5(c).

     "AMENDMENT NO. 5 EFFECTIVE DATE" means December 31, 2001

     "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

     "APPLICABLE PERCENTAGE" means for Base Rate Loans, Eurodollar Loans and Unused Line Fees, the appropriate applicable percentages corresponding to the Total Debt Leverage Ratio in effect as of the most recent Calculation Date as shown below:

--------------------------------------------------------------------------------------------------------------------------
     Tier            Total Debt               Applicable                   Applicable                   Applicable
     Level         Leverage Ratio           Percentage for             Percentage for Base            Percentage for
                                           Eurodollar Loans                Rate Loans                Unused Line Fees
--------------------------------------------------------------------------------------------------------------------------
                                         Revolving       Term        Revolving       Term
                                           Loans         Loan          Loans         Loan
--------------------------------------------------------------------------------------------------------------------------
      1            GREATER THAN OR            3.00%        3.00%          1.75%          1.75%                   0.50%
                     EQUAL TO
                    3.50 to 1.0
--------------------------------------------------------------------------------------------------------------------------
      2              LESS THAN                2.75%        2.75%          1.50%          1.50%                   0.50%
                    3.50 to 1.0
--------------------------------------------------------------------------------------------------------------------------

The Applicable Percentages shall be determined and adjusted (a) quarterly on the date five Business Days after the date on which the Agent has received from the Borrower the quarterly officer's certificate required to be delivered to the Agent and the Lenders in accordance with the provisions of Section 7.1(c) and
(b) upon the consummation of a Permitted Acquisition (each such date referred to in clauses (a) and (b), a "Calculation Date"); PROVIDED, HOWEVER, that (i) the initial Applicable Percentages shall be based on Tier Level 1 and (ii) if the Borrower fails to provide the officer's certificate to the Agent for any fiscal quarter as required by and within the time limits set forth in Section 7.1(c), the Applicable Percentages from the applicable date of such failure shall be based on Tier Level 1 until five Business Days after an appropriate officer's certificate is provided to the Agent, whereupon the Tier Level shall be determined by the Total Debt Leverage Ratio set forth in such certificate. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

     "ASSET DISPOSITION" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but excluding
(i) dispositions of Equipment Held for Resale in the ordinary course of business, (ii) dispositions of Rental Equipment by a Consolidated Party in any calendar month to the extent that the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in such calendar month do not exceed 5% of the net book value of all Rental Equipment of the Credit Parties, (iii) dispositions of obsolete or worn equipment by a Credit Party, other than the sale or other disposition of equipment described in clauses (i) or (ii) immediately above, in any fiscal year to the extent that the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in such fiscal year do not exceed $1,000,000, (iv) dispositions of Cash Equivalents and (v) dispositions of real estate assets by a Consolidated Party during any fiscal year to the extent that the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in such fiscal year do not exceed $5,000,000.

     "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

     "BASE RATE" means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

     "BLOCKED ACCOUNTS" has the meaning ascribed to such term in SECTION
3.16(a).

     "BLOCKED ACCOUNT AGREEMENT" has the meaning ascribed to such term in
SECTION 3.16(a).

     "BORROWER" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

     "BORROWING BASE" means, as of any day, an amount equal to the sum of (1) eighty percent (80%) of the aggregate face amount of Eligible Accounts Receivable, PLUS (2) fifty percent (50%) of the net book value (determined at the lower of cost or market) of Eligible Parts and Supplies Inventory, PLUS (3) eighty percent (80%) of the Orderly Liquidation Value of the Original Brambles Eligible Rental Equipment (PROVIDED, HOWEVER, on the last day of each month, the aggregate amount of Eligible Rental Equipment as of such date shall be reduced by an amount equal to 1/60th of such amount), PLUS (4) seventy-eight percent (78%) of the net book value of the Serialized Eligible Rental Equipment, PLUS
(5) fifty-six percent (56%) of the net book value of the Non-Serialized Eligible Rental Equipment, PLUS (6) eighty percent (80%) of the Delivered Cost of Eligible Equipment Held For Resale, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(d), PLUS (7) an amount equal to (a) from the Amendment No. 5 Effective Date through March 31, 2002, $50,000,000, (b) from April 1, 2002 through June 30, 2002, $37,500,000, (c) from July 1, 2002 through
September 30, 2002, $25,000,000, (d) from October 1, 2002 through December 31, 2002, $12,500,000 and (e) thereafter, $-0-, MINUS (8) reserves established by the Agent from time to time in its reasonable discretion. Notwithstanding the foregoing to the contrary, following the Amendment No. 5 Effective Date, (a) the advance rate on the Serialized Eligible Rental Equipment shall be readjusted periodically based on each new Equipment Appraisal thereof to equal the product (calculated as a percentage) of (x) the ratio of (1) the Orderly Liquidation Value of the Serialized Eligible Rental Equipment to (2) the net book value of the Serialized Eligible Rental Equipment MULTIPLIED by (y) eighty percent (80%) and (b) the advance rate on the Non-Serialized Eligible Rental Equipment shall be readjusted periodically based on each new Equipment Appraisal thereof to equal the product (calculated as a percentage) of (x) the ratio of (1) the Orderly Liquidation Value of the Non-Serialized Eligible Rental Equipment to (2) the net book value of the Non-Serialized Eligible Rental Equipment MULTIPLIED by
(y) eighty percent (80%). Notwithstanding the foregoing, the Accounts of Brambles originated on or prior to the December 31, 2001 will be excluded from the Borrowing Base.

     "BORROWING BASE CERTIFICATE" has the meaning ascribed to such term in
Section 7.1(d) hereof.

     "BRAMBLES" means Brambles Equipment Services, Inc., Brambles Equipment Services, Inc. (Canada), and the assets being acquired pursuant to the Brambles Purchase Agreement.

     "BRAMBLES ACQUISITION" means the Acquisition of Brambles pursuant to the Brambles Purchase Agreement and as further described in SCHEDULE 1.1(c) hereto.

     "BRAMBLES PURCHASE AGREEMENT" means the Purchase Agreement by and among National Equipment Services, Inc., NES Equipment Services Corporation, NES Equipment Rental, L.P., Brambles Equipment Services, Inc., Brambles Equipment Services, Inc. (Canada), Brambles Equipment Services Holding, Inc., Brambles Equipment Services, Inc. (Michigan), Brambles Canada and Brambles U.S.A., dated as of December 31, 2001.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

     "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments primarily of the character described in the foregoing subdivisions (a) through (d).

     "CASH MANAGEMENT EVENT" has the meaning ascribed to such term in SECTION 7.17.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:
(i) any Person or two or more Persons acting in concert (other than the Principal Stockholders) shall have acquired "beneficial ownership", directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower, (ii) a majority of the Borrower's Board of Directors shall consist of Persons other than "Continuing Directors," (iii) immediately after any merger, consolidation, combination, reclassification or recapitalization or similar transaction, the Principal Stockholders shall be the "beneficial owner", directly or indirectly, of outstanding shares of stock of the Borrower (or any Person surviving such transaction) entitling the Principal Stockholders to exercise 50% or more of the total voting power of all classes of stock of the Borrower (or the surviving Person in such transaction) entitled to vote in the elections of the directors and, in an anticipation of, in connection with or as a result of, such transaction, the Borrower (or such surviving Person) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; PROVIDED, HOWEVER, that any such transaction shall not be considered a Change of Control if the Purchasers shall have participated therein on no less than a PARI PASSU basis (assuming conversion of all of the Preferred Stock into common stock of the Borrower) with the Principal Stockholders, (iv) the stockholders of the Borrower shall have approved a reorganization, merger or consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the "beneficial owners" of the outstanding shares of capital stock of the Borrower immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of the Voting Stock of the Borrower (excluding the Voting Stock that the Purchasers shall be entitled to receive as a result of such reorganization, merger or consolidation) resulting from such reorganization, merger or consolidation, (v) the stockholders of the Borrower shall have approved the sale or other disposition of all or substantially all of the assets of the Borrower in one transaction or in a series of related transactions, or (vi) any transaction shall occur, the result of which is that the common stock of the Borrower is not required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the holders of such common stock shall not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of said Act. As used herein, "beneficial ownership" and "beneficial owner" shall have the respective meanings provided in Rule 13d-3 promulgated under the Exchange Act, "Continuing Director" shall mean any member of the Board of Directors of the Borrower on the Closing Date, any director elected pursuant to Section 10.10 of the Stock Purchase Agreement and any other member of the Board of Directors who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board of Directors and "Principal Stockholders" shall mean Golder, Thoma, Cressey, Rauner Fund V, L.P., Carl Thoma, William Kessinger or any Affiliates of any such Person.

     "CLOSING DATE" means August 6, 1999.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "COLLATERAL" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

     "COLLATERAL DOCUMENTS" means a collective reference to the Security Agreement, the Pledge Agreement, the Agency and Custodian Agreements, the Blocked Account Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and intellectual property filings.

     "COMMITMENT" means the Revolving Commitment, the Term Loan Commitment, the LOC Commitment and the Swingline Commitment.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

     "CONSOLIDATED CASH TAXES" means, for any period of computation, the aggregate of all taxes of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, to the extent the same are paid in cash during such period (whether such taxes are due in such period or any other period). Consolidated Cash Taxes shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis.

     "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all non-recurring items of income or loss, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP, plus (iii) pro forma expense adjustments and cost savings related to the Brambles Acquisition not to exceed $3,000,000 for the period commencing with the Amendment No. 5 Effective Date and ending June 30, 2002. Consolidated EBITDA shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis and the portion of Consolidated EBITDA allocated to Brambles will equal $12,600,000 for the fiscal quarter ended March 31, 2001, $13,000,000 for the fiscal quarter ended June 30, 2001, $13,900,000 for the fiscal quarter ended September 30, 2001 and $14,000,000 (estimated) for the fiscal quarter ended December 31, 2001 (the Brambles EBITDA amount for the December 31, 2001 fiscal quarter will be the actual amount based on the audited financial statements of the Consolidated Parties for the fiscal year ended December 31, 2001 upon issuance of such financial statements).

     "CONSOLIDATED EBITDAR" means, for any period of computation, the sum of (i) Consolidated EBITDA for such period PLUS (ii) Consolidated Rental Expense for such period.

     "CONSOLIDATED FIXED CHARGES" means, for any period of computation, the sum of (i) Consolidated Interest Expense for the applicable period PLUS (ii) Consolidated Funded Debt Payments for the applicable period.

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of the date of determination, all Funded Indebtedness of the Consolidated Parties.

     "CONSOLIDATED FUNDED DEBT PAYMENTS" means, as of the end of each fiscal quarter of the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Consolidated Funded Debt Payments shall not include voluntary prepayments or mandatory prepayments of the Term Loans required pursuant to SECTION 3.3.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period of computation, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. Consolidated Interest Expense shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis.

     "CONSOLIDATED NET CAPITAL EXPENDITURES" means, for any period, Consolidated Capital Expenditures made during such period, net of the net book value of Rental Equipment sold during such period.

     "CONSOLIDATED NET INCOME" means, for any period of computation, net income (excluding extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP. Consolidated Net Income shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP. Consolidated Net Worth shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis.

     "CONSOLIDATED PARTIES" means a collective reference to the Borrower and its Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

     "CONSOLIDATED RENTAL EXPENSE" means, for any period of computation, the sum of all rental expense of the Consolidated Parties on a consolidated basis for such period, determined in accordance with GAAP. Consolidated Rental Expense shall be calculated to give effect to any Permitted Acquisition on a Pro Forma Basis.

     "CONSOLIDATED SENIOR INDEBTEDNESS" means, as of the date of determination, Consolidated Funded Indebtedness LESS Subordinated Debt.

     "CONTRACTUAL OBLIGATIONS" means, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

     "CREDIT PARTIES" means a collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

     "CREDIT PARTY OBLIGATIONS" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and the Swingline Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

     "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DELIVERED COST" means the purchase price of Equipment Held For Resale, less freight and other delivery charges.

     "DEPOSITORY BANK" has the meaning ascribed to such term in SECTION 3.16(a).

     "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

     "ELIGIBLE ACCOUNTS RECEIVABLE" means the Accounts of the Credit Parties that conform to the warranties contained herein and in the Security Agreement. Unless otherwise approved in writing by the Agent (such approval not to be unreasonably withheld), no Account shall be deemed to be an Eligible Account Receivable if:

          (i) it arises out of a sale or lease made by any Credit Party to an Affiliate unless such Affiliate is a Portfolio Company and such sale or lease is made on an arm's length basis; or

          (ii) the Account is unpaid 90 days or more from the original invoice date; or

          (iii) such Account is from the same account debtor (or any affiliate thereof) and twenty-five percent (25%) or more, in face amount, of other Accounts from such account debtor (or any affiliate thereof) are unpaid 90 days or more after the original invoice date; or

          (iv) the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all Accounts of the Credit Parties in the aggregate then outstanding, to the extent of such excess; or

          (v) (A) the account debtor is also a creditor of any Credit Party, to the extent of the amount owed by such Credit Party to the account debtor, (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to such Credit Party, which has not been resolved or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

          (vi) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (vii) the sale is to an account debtor outside the continental United States or Canada, unless the sale is on letter of credit, guaranty or acceptance terms acceptable to the Agent in its sole discretion, or is otherwise approved by and acceptable to the Agent in its sole discretion; or

          (viii) the sale to the account debtor is on a bill-and-hold, retainage, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Credit Party duly and effectively assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or

          (x) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the applicable Credit Party and accepted by the account debtor or the Account otherwise does not represent a final sale; or

          (xi) the Account is not subject to a valid, enforceable and first priority perfected Lien in favor of the Agent; or

          (xii) the Account has been converted into a note or other instrument or put on a payment plan; or

          (xiii) the Agent, in the exercise of its reasonable discretion, determines it to be ineligible.

     "ELIGIBLE EQUIPMENT HELD FOR RESALE" means (A) Equipment Held for Resale of the Credit Parties which (i) is owned solely by a Credit Party and with respect to which such Credit Party has good, valid and marketable title; (ii) is stored on property that is either owned or leased by such Credit Party when not rented to an account debtor pursuant to an equipment lease (PROVIDED, that, with respect to Equipment Held for Resale stored on property leased by such Credit Party, such Credit Party shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Permitted Liens) in favor of the Agent; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein and in the Security Agreement; and
(B) LESS any Equipment Held for Resale that the Agent determines in its reasonable discretion to be ineligible. In addition to the foregoing, Eligible Equipment Held for Resale shall include such items of such Credit Party's Equipment Held for Resale as such Credit Party shall request and that the Agent approves in advance, in writing and in its reasonable discretion.

     "ELIGIBLE PARTS AND SUPPLIES INVENTORY" means (A) the Parts and Supplies Inventory of the Credit Parties which (i) is owned solely by a Credit Party and with respect to which such Credit Party has good, valid and marketable title;
(ii) is stored on property that is either owned or leased by such Credit Party (PROVIDED, that, with respect to Parts and Supplies Inventory stored on property leased by such Credit Party, such Credit Party shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property) and is not in transit; (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Permitted Liens) in favor of Agent; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein and in the Security Agreement; and (B) LESS any Parts and Supplies Inventory that the Agent determines in its reasonable discretion to be ineligible. In addition to the foregoing, Eligible Parts and Supplies Inventory shall include such items of such Credit Party's Parts and Supplies Inventory as such Credit Party shall request and that the Agent approves in advance, in writing and in its reasonable discretion.

     "ELIGIBLE RENTAL EQUIPMENT" means (A) the Rental Equipment of the Credit Parties which (i) is owned solely by a Credit Party and with respect to which such Credit Party has good, valid and marketable title, (ii) is located on property of a customer of such Credit Party or is stored on property that is either owned or leased by such Credit Party (PROVIDED, that, with respect to Rental Equipment stored on property leased by such Credit Party, such Credit Party shall have delivered in favor of the Agent an Acknowledgment Agreement from the landlord of such leased property); (iii) is subject to a valid, enforceable and first priority perfected Lien (and no other Liens other than Permitted Liens) in favor of the Agent; (iv) is located in the United States; and (v) is not obsolete or slow moving, and which otherwise conforms to the warranties contained herein and in the Security Agreement; and (B) LESS any Rental Equipment that the Agent determines in its reasonable discretion to be ineligible. In addition to the foregoing, Eligible Rental Equipment shall include such items of such Credit Party's Rental Equipment as such Credit Party shall request and that the Agent approves in advance, in writing and in its reasonable discretion.

     "ELIGIBLE ASSETS" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

     "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

     "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "EQUIPMENT APPRAISAL" means an appraisal of the Rental Equipment performed by an appraiser selected by the Agent and the Borrower, in form and substance satisfactory to the Agent.

     "EQUIPMENT HELD FOR RESALE" means all of each Credit Party's Inventory consisting of new equipment less than one year old which is held for resale or held for lease by such Credit Party; PROVIDED, HOWEVER, such equipment held for lease by such Credit Party shall become "Rental Equipment" and no longer be "Equipment Held for Resale" upon the leasing of such equipment by such Credit Party.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA AFFILIATE" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

     "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

     "EURODOLLAR LOAN" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

     "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

     "EURODOLLAR RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurodollar liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

     "EVENT OF DEFAULT" has the meaning ascribed to such term in Section 9.1.

     "EXECUTIVE OFFICER" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

     "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of July 17, 1998, as amended from time to time thereafter, among the Borrower, the guarantors party thereto, the lenders party thereto and First Union National Bank, as agent for such Lenders.

     "FEES" means all fees payable pursuant to Section 3.5.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

     "FIRST UNION ACCOUNT" means the deposit account, established and maintained in the name of the Agent at First Union, for the benefit of the Lenders, in connection with this Agreement and the other Credit Documents.

     "FIXED CHARGE COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of Consolidated EBITDA MINUS Consolidated Cash Taxes, cash dividends and Consolidated Net Capital Expenditures (each computed for the four fiscal quarters then ending) to Consolidated Fixed Charges (computed for the four fiscal quarters then ending).

     "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

     "FUNDED INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and is legally obligated or has a reasonable expectation of being liable with respect thereto.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

     "GOLDER THOMA" means Golder, Thoma, Cressey, Rauner, Inc., and its successors and permitted assigns.

     "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "GUARANTORS" means a collective reference to each of the Subsidiary Guarantors, together with their successors and permitted assigns, and
 "GUARANTOR" means any one of them.

     "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "HEDGING AGREEMENTS" means any interest rate protection agreement or foreign currency exchange agreement between Borrower and any Lender, or any Affiliate of a Lender.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements or other interest rate protection agreements or other hedging agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed or for which mandatory sinking fund payments are due on or prior to the Maturity Date and all preferred Capital Stock issued by a Person which has a current pay coupon, (l) the principal portion of all obligations of such Person under Synthetic Leases and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "INTERBANK OFFERED RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If for any reason such rate is not available, the term "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "INTEREST COVERAGE RATIO" means the ratio of Consolidated EBITDA (computed for the four fiscal quarters then ending) to Consolidated Interest Expense payable in cash (computed for the four fiscal quarters then ending.

     "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans (including Swingline Loans), the last day of each month, the date of repayment of principal of such Loan and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

     "INTEREST PERIOD" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); PROVIDED, HOWEVER, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

     "INTEREST-RENTAL EXPENSE COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of Consolidated EBITDAR (computed for the four fiscal quarters then ending) to the sum of Consolidated Interest Expense and Consolidated Rental Expense (each computed for the four fiscal quarters then ending).

     "INVENTORY" means all of each Credit Party's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Credit Parties' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned to or repossessed by the Credit Parties.

     "INVESTMENT" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

     "ISSUING LENDER" means First Union National Bank.

     "ISSUING LENDER FEES" has the meaning ascribed to such term in SECTION 3.5(b)(iii).

     "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of
EXHIBIT 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of SECTION 7.12.

     "LANDLORD AGREEMENTS" means the Landlord Lien Waiver Agreements, substantially in the form of EXHIBIT 1A hereto, between each Credit Party's landlords and the Agent, in each case acknowledging and agreeing, among other things, (i) that such landlords do not have any Liens on any of the property of any Credit Party or any Subsidiary and (ii) to permit the Agent access to the property for the purposes of exercising its remedies under the Security Agreement.

     "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

     "LETTER OF CREDIT" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of SECTION 2.2 and the letters of credit listed on SCHEDULE 8.1.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

     "LOAN" or "LOANS" means the Revolving Loans and/or the Term Loan (or a portion of any Revolving Loan or Term Loan) bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and/or any Swingline Loans, individually or collectively, as appropriate.

     "LOC COMMITMENT" means the commitment of the Issuing Lender to issue Letters of Credit, and to honor payment obligations under, Letters of Credit hereunder in an aggregate stated amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit.

     "LOC COMMITTED AMOUNT" has the meaning ascribed to such term in SECTION
2.2.

     "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "LOC OBLIGATIONS" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Parties, taken as a whole, (ii) the ability of any Credit Party to perform any obligation under the Credit Documents to which it is a party, (iii) the material rights and remedies of the Lenders under the Credit Documents or (iv) the Collateral taken as a whole, in each case determined by the Agent in its reasonable discretion.

     "MATERIAL CONTRACT" means any contract or other arrangement (other than any leases of real property or the Credit Documents), whether written or oral, to which any Consolidated Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MATURITY DATE" means July 17, 2003.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

     "MORTGAGES" means the mortgages granted by the Credit Parties in favor of the Agent to secure the Credit Party Obligations on all owned Real Estate.

     "MORTGAGED REAL ESTATE" means any Real Estate subject to a Mortgage.

     "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

     "MULTIPLE EMPLOYER PLAN" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

     "NES" means the Borrower and the Guarantors as constituted immediately prior to the consummation of the Brambles Acquisition.

     "NET CASH PROCEEDS" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and
(c) reasonable reserves established for indemnification obligations in connection with such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition.

     "NON-SERIALIZED ELIGIBLE RENTAL EQUIPMENT" means Eligible Rental Equipment other than Serialized Eligible Rental Equipment and shall consist of (i) on the Amendment No.5 Effective Date and at all times thereafter, the Non-Serialized Eligible Rent Equipment of NES, (ii) on the Amendment No.5 Effective Date and until completion of an initial Equipment Appraisal thereof, the Traffic Safety and Trench Shoring Equipment, and (iii) all Non-Serialized Eligible Rental Equipment acquired by Brambles after the Amendment No. 5 Effective Date.

     "NOTE" or "NOTES" means the Revolving Notes, the Swingline Note and/or the Term Notes, individually or collectively, as appropriate.

     "NOTICE OF BORROWING" means a written notice of borrowing in substantially the form of EXHIBIT 2.1(b)(i), as required by Section 2.1(b)(i).

     "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of EXHIBIT 3.2, as required by Section 3.2.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "OPERATING REGION REPRESENTATIVE" means the regional financial manager of an Operating Region employed by the Borrower or one of the Guarantors responsible for the financial matters of an Operating Region.

     "OPERATING REGIONS" means each of the following geographical operating regions of the Borrower and the Guarantors: East, Northcentral, Southcentral, Gulf Coast, Trench Shoring, Traffic Safety and West.

     "ORIGINAL BRAMBLES ELIGIBLE RENTAL EQUIPMENT" means the Eligible Rental Equipment of Brambles as of the Amendment No. 5 Effective Date.

     "OTHER TAXES" has the meaning ascribed to such term in SECTION 3.11.

     "ORDERLY LIQUIDATION VALUE" means with respect to the Rental Equipment, the orderly liquidation value of the Rental Equipment as set forth in the most recent Equipment Appraisal relating thereto delivered to and accepted by the Agent in accordance with the terms of this Credit Agreement.

     "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in SECTION 2.2, in Swingline Loans as provided in SECTION 2.3 or in any Loans as provided in SECTION 3.14.

     "PARTS AND SUPPLIES INVENTORY" means all of each Credit Party's Inventory consisting of parts and supplies.

     "PAYMENT DIRECTION NOTICE" has the meaning ascribed to such term in SECTION 3.16(a).

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

     "PERMITTED ACQUISITION" means (a) the Brambles Acquisition and (b) with the prior written consent of the Agent and the Required Lenders, any other Acquisition by any Credit Party.

     "PERMITTED INVESTMENTS" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in SCHEDULE 1.1(a), (v) Guaranty Obligations permitted by SECTION 8.1; (vi) advances or loans to directors or officers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties for the purchase of Capital Stock of the Borrower; (vii) Investments in any Credit Party, (viii) advances to officers, directors and employees for travel, entertainment or other business-related expenses incurred or anticipated to be incurred in the ordinary course of business, (ix) promissory notes and other instruments received by a Credit Party as consideration in connection with asset sales permitted hereunder and (x) Permitted Acquisitions.

     "PERMITTED LIENS" means:

          (i)    Liens in favor of the Agent to secure the Credit Party
     Obligations;

          (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) PROVIDED that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), PROVIDED that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

          (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (ix) liens evidenced by precautionary filings of lessors under operating leases;

          (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

          (xi) Liens existing as of the Closing Date and set forth on SCHEDULE 1.1(b); PROVIDED that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

     "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

     "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" means the amended and restated pledge agreement dated as of the Closing Date executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

     "PORTFOLIO COMPANY" means any Affiliate of Golder Thoma which is not in the chain of ownership between the Borrower and any of its Subsidiaries and is not part of the Borrower's consolidated financial group.

     "PRIME RATE" means the per annum rate of interest established from time to time by First Union National Bank as its prime rate, which rate may not be the lowest rate of interest charged by First Union National Bank to its customers.

     "PRO FORMA BASIS" means, with respect to any Permitted Acquisition or other transaction permitted hereunder, that such Permitted Acquisition or other transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition or other transaction. In connection with any calculation of the financial covenants set forth in Section 7.11, upon giving effect to a Permitted Acquisition or other transaction on a Pro Forma Basis, any Indebtedness of the Acquired Company which is retired in connection with such transaction, any Indebtedness incurred by a Credit Party to finance such Permitted Acquisition or other transaction and any other financial statement components shall be adjusted in a manner mutually satisfactory to the Agent and the Borrower. For purposes of any such calculation, the principles set forth in the second paragraph of Section 1.3 shall be applicable.

     "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with a Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PURCHASERS" means The 1818 Fund III, L.P., Co-Investment Partners, L.P., Erie Indemnity Company, Erie Insurance Exchange and Aquila Limited Partnership.

     "REAL ESTATE" means the real property owned or leased by the Credit Parties described in SCHEDULE 6.7 attached hereto, together with all improvements and structures thereon.

     "REGISTER" has the meaning ascribed to such term in SECTION 11.3(c).

     "REGULATION T, U, OR X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern.

     "RENTAL EQUIPMENT" means all of each Credit Party's Inventory consisting of equipment which is rented by such Credit Party in the ordinary course of business or is held for lease by such Credit Party.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

     "REQUIRED LENDERS" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Commitments (and Participation Interests therein) and the outstanding Term Loan Commitments or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

     "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

     "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries)), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iv) any payment to any Affiliate of any Credit Party except to the extent expressly permitted in this Credit Agreement.

     "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount,
(i) to make Revolving Loans in accordance with the provisions of Section 2.1(a),
(ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.3(b).

     "REVOLVING COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

     "REVOLVING COMMITTED AMOUNT" has the meaning ascribed to such term in
Section 2.1(a).

     "REVOLVING LOANS" has the meaning ascribed to such term in Section 2.1(a).

     "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "REVOLVING OBLIGATIONS" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

     "SECURITY AGREEMENT" means the amended and restated security agreement dated as of the Closing Date executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

     "SENIOR DEBT LEVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of Consolidated Senior Indebtedness (computed as of the last day of each such fiscal quarter) to Consolidated EBITDA (computed for the four fiscal quarters then ending).

     "SENIOR SUBORDINATED NOTES" means the aggregate $275,000,000 Senior Subordinated Notes of the Borrower issued pursuant to the Indenture dated November 25, 1997 and the Indenture dated December 11, 1998, as supplemented.

     "SERIALIZED ELIGIBLE RENTAL EQUIPMENT" means Eligible Rental Equipment marked with and identifiable by serial number and shall consist of (i) on the Amendment No.5 Effective Date and at all times thereafter, the Serialized Eligible Rent Equipment of NES, (ii) on and after the completion of an initial Equipment Appraisal thereof, the Traffic Safety and Trench Shoring Equipment, and (iii) all Serialized Eligible Rental Equipment acquired by Brambles after the Amendment No. 5 Effective Date.

     "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

     "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person taken on a going concern basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person taken on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STANDBY LETTER OF CREDIT FEE" has the meaning ascribed to such term in
Section 3.5(b)(i).

     "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of April 27, 1999 between the Borrower and the Purchasers.

     "SUBORDINATED DEBT" means (a) the Senior Subordinated Notes and (b) any other publicly-issued unsecured Indebtedness incurred by the Borrower, which is expressly subordinated and made junior to the payment and performance in full of the Credit Party Obligations and contains terms and conditions reasonably satisfactory to the Required Lenders.

     "SUBORDINATED PAYMENTS" means any fees, expenses or other payments incurred or owing by any Credit Party, which, in each case, are specifically subordinated in right of payment to the prior payment of the Credit Party Obligations on terms and conditions satisfactory to the Required Lenders.

     "SUBSIDIARY" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

     "SUBSIDIARY GUARANTOR" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Subsidiary of a Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "SUBSIDIARY GUARANTOR" means any one of them.

     "SWINGLINE COMMITMENT" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

     "SWINGLINE COMMITTED AMOUNT" has the meaning ascribed to such term in
Section 2.3(a).

     "SWINGLINE LENDER" means First Union National Bank.

     "SWINGLINE LOAN" has the meaning ascribed to such term in Section 2.3(a).

     "SWINGLINE NOTE" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $5,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

     "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

     "TAXES" has the meaning ascribed to such term in Section 3.11.

     "TERM LOAN" has the meaning ascribed to such term in Section 2.4(a).

     "TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount.

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

     "TERM LOAN COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Term Loan Commitment Percentage on SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

     "TERM LOAN COMMITTED AMOUNT" has the meaning ascribed to such term in
Section 2.4(a).

     "TERM NOTE" or "TERM NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loan provided pursuant to
Section 2.4(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "TOTAL DEBT LEVERAGE RATIO" means, as of the last day of each fiscal quarter of the Borrower, the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA (computed for the four fiscal quarters then ending).

     "TRADE LETTER OF CREDIT FEE" has the meaning ascribed to such term in
Section 3.5(b)(ii).

     "TRAFFIC SAFETY AND TRENCH SHORING EQUIPMENT" means the Rental Equipment of the Credit Parties consisting of traffic safety and trench shoring equipment.

     "UNUSED LINE FEE" has the meaning ascribed to such term in Section 3.5(a).

     "UNUSED LINE FEE CALCULATION PERIOD" has the meaning ascribed to such term in Section 3.5(a).

     "UNUSED REVOLVING COMMITTED AMOUNT" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans PLUS (ii) the outstanding aggregate principal amount of all LOC Obligations.

     "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     1.2   COMPUTATION OF TIME PERIODS.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

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

     1.3   ACCOUNTING TERMS.

     Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Section 7.11 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the financial statements delivered pursuant to
Section 5.1(c) (the "FINANCIALS"). All financial statements required to be delivered hereunder from and after the Amendment No. 5 Effective Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financials. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to
Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Consolidated Parties are in compliance with the financial covenants based upon GAAP as in effect on the Amendment No. 5 Effective Date. If the Credit Parties shall change their method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), any Indebtedness of an Acquired Company which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and income statement items and other balance sheet items (whether positive or negative) attributable to the Acquired Company acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Agent and the Borrower.

                                   SECTION 2

                               CREDIT FACILITIES

     2.1   REVOLVING LOANS.

           (a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; PROVIDED, HOWEVER, that (i) with regard to the Lenders collectively, the amount of Revolving Obligations outstanding shall not exceed the lesser of
     (A) FIVE HUNDRED FIFTY

     MILLION DOLLARS ($550,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "REVOLVING COMMITTED AMOUNT") and (B) the Borrowing Base LESS the outstanding Term Loan; PROVIDED, FURTHER, (ii) with regard to each Lender individually, the amount of such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans PLUS LOC Obligations PLUS Swingline Loans outstanding shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any time, of which no more than seven (7) of such Eurodollar Loans shall be Revolving Loans (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

           (b)   REVOLVING LOAN BORROWINGS.

                 (i) NOTICE OF BORROWING. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 12:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested,
           (B) the date of the requested borrowing (which shall be a Business
           Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                 (ii) MINIMUM AMOUNTS. Each Revolving Loan that is a Base Rate Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan that is a Eurodollar Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                 (iii) ADVANCES. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

           (c) REPAYMENT. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

           (d)   INTEREST. Subject to the provisions of Section 3.1,

                 (i) BASE RATE LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                 (ii) EURODOLLAR LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

           (e) REVOLVING NOTES. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

     2.2   LETTER OF CREDIT SUBFACILITY.

           (a) ISSUANCE. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; PROVIDED, HOWEVER, that (i) the LOC Obligations outstanding shall not at any time exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "LOC COMMITTED AMOUNT"), (ii) with regard to the Lenders collectively, the amount of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base LESS the outstanding Term Loan and (iii) with regard to each Lender individually, the amount of such Lender's Revolving Commitment Percentage of the sum of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

           (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

           (c) PARTICIPATION. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising in connection with such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

           (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate PLUS 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

           (e) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) PRO RATA based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING
     (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), PROVIDED that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. In the event that the Borrower pays any such interest on its reimbursement obligations to the Issuing Lender following the payment by a Lender of interest on the principal amount of the Participation Interest purchased by such Lender in accordance with the foregoing, then the Issuing Lender shall rebate to such Lender its pro rata share of the interest so paid by the Borrower.

           (f) DESIGNATION OF CREDIT PARTIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

           (g) RENEWAL, EXTENSION. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

           (h) UNIFORM CUSTOMS AND PRACTICES. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

           (i)   INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                 (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                 (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                 (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                 (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

           (j) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

           (k) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

           (l) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

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

     2.3   SWINGLINE LOAN SUBFACILITY.

     (a) SWINGLINE COMMITMENT. Subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; PROVIDED, HOWEVER, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000.00) (the "SWINGLINE COMMITTED AMOUNT"), (ii) with regard to the Lenders collectively, the amount of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base LESS the outstanding Term Loan and (iii) with regard to each Lender individually, the amount of such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans PLUS LOC Obligations PLUS Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Swingline Loans hereunder shall be made in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

     (b)   SWINGLINE LOAN ADVANCES.

           (i) NOTICES; DISBURSEMENT. The Borrower shall request a Swingline Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day) and (C) the aggregate principal amount to be borrowed. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

           (ii) MINIMUM AMOUNTS. Each Swingline Loan shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000 in excess thereof.

           (iii) REPAYMENT OF SWINGLINE LOANS. The principal amount of all Swingline Loans shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; PROVIDED, HOWEVER, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in
     Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
     Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), PROVIDED that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate. In the event that the Borrower pays any such interest owing on the Swingline Loans, following the payment by a Lender of the interest on the principal amount of the participation purchased by such Lender in accordance with the foregoing, then the Swingline Lender shall rebate to such Lender, its pro rata share of the interest so paid by the Borrower.

     (c) INTEREST ON SWINGLINE LOANS. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the Adjusted Base

Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

     (d) SWINGLINE NOTE. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of EXHIBIT 2.3(d).

2.4 TERM LOAN.

     (a) TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "TERM LOAN") in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "TERM LOAN COMMITTED AMOUNT"). The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any time of which no more than three (3) of such Eurodollar Loans shall be Term Loans (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Term Loan may not be reborrowed.

     (b) BORROWING PROCEDURES. The Borrower shall submit an appropriate Notice of Borrowing to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan is requested and (ii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to deliver such Notice of Borrowing to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. Each Lender shall make its Term Loan Commitment Percentage of the Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in SCHEDULE 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent.

     (c) MINIMUM AMOUNTS. Each Eurodollar Loan or Base Rate Loan that is part of the Term Loan shall be in an aggregate principal amount that is not less than $1,000,000 and integral multiples of $500,000 (or the then remaining principal balance of the Term Loan, if less).

     (d) REPAYMENT OF TERM LOAN. The principal amount of the Term Loan shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

     (e) INTEREST. Subject to the provisions of Section 3.1, the Term Loan shall bear interest at a per annum rate equal to:

          (i) BASE RATE LOANS. During such periods as the Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

          (ii) EURODOLLAR LOANS. During such periods as the Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on the Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

           (f) TERM NOTES. The portion of the Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan and substantially in the form of EXHIBIT 2.4(f).

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1   DEFAULT RATE.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate PLUS 2%).

     3.2   EXTENSION AND CONVERSION.

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii) or, with respect to the Term Loan, Section 2.4(c),
(iv) no more than ten (10) Eurodollar Loans shall be outstanding hereunder at any time, of which no more than seven (7) of such Eurodollar Loans shall be Revolving Loans and no more than (3) of such Eurodollar Loans shall be Term Loans (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in SCHEDULE 2.1(a), or at such other office as the Agent may designate in writing, prior to 12:00 P.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3   PREPAYMENTS.

           (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time; PROVIDED, HOWEVER, that each partial prepayment of Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; PROVIDED that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Revolving Loans and then to the Term Loan, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this
     Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty.

           (b)   MANDATORY PREPAYMENTS.

                 (i) REVOLVING COMMITTED AMOUNT. If at any time (A) the amount of the Revolving Obligations then outstanding shall exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base LESS the outstanding Term Loan (B) the aggregate amount of LOC Obligations outstanding shall exceed the LOC Committed Amount or (C) the amount of Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate the deficiency.

                 (ii) ASSET DISPOSITION. At such time as the Borrower or any of its Subsidiaries consummates an Asset Disposition, the Borrower shall immediately notify the Agent of (a) the consummation of such Asset Disposition and (b) the amount of Net Cash Proceeds received by the Borrower or Subsidiary in connection with such Asset Disposition. The Credit Parties hereby agree that the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(b)(v) below).

                 (iii) CASUALTY AND CONDEMNATION PROCEEDS. At such time as the Borrower or any of its Subsidiaries shall be required to pay cash proceeds to the Agent from any insurance policy or from any condemnation or taking pursuant to Section 7.6 hereof, the Borrower shall immediately notify the Agent thereof and shall forward 100% of the cash proceeds to the Agent as required by Section 7.6. If the Agent elects to apply such proceeds to the prepayment of the Loans pursuant to Section 7.6, such prepayment shall be applied as set forth in Section 3.3(b)(v) below.

                 (iv) TERM LOAN. If at any time after the Revolving Commitments have been terminated in full and permanently reduced to zero the amount of the Term Loans outstanding shall exceed the Borrowing Base, the Borrower shall immediately make payment on the Term Loans in an amount sufficient to eliminate the deficiency.

                 (v) APPLICATION OF MANDATORY PREPAYMENTS. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and then to a cash collateral account to secure LOC Obligations. All amounts required to be prepaid pursuant to Sections 3.3(b)(ii) and (iii) above shall be applied pro rata to
           (1) Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations and (2) the Term Loan. One or more holders of the Term Loan may decline to accept a mandatory prepayment under Sections 3.3(b)(ii) or (iii) to the extent there are sufficient amounts outstanding under the Term Loan to be prepaid with such prepayment, in which case such declined prepayments shall be allocated pro rata among (x) the Revolving Loans and (y) pro rata among the Term Loans held by Lenders accepting such prepayments. All amounts required to be paid pursuant to Section 3.3(b)(iv) above shall be applied to the Term Loan. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12.

     3.4   TERMINATION, REDUCTION OF REVOLVING COMMITTED AMOUNT.

     The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; PROVIDED, that, no such termination or reduction shall be made which would cause the amount of the Revolving Obligations outstanding to exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base LESS the outstanding Term Loan, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4.

     3.5   FEES.

           (a) UNUSED LINE FEE. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "UNUSED LINE FEE") computed at a per annum rate equal to the Applicable Percentage for Unused Line Fee then in effect on the Unused Revolving Committed Amount for each day during the applicable Unused Line Fee Calculation Period (hereinafter defined). The Unused Line Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Line Fee is payable hereunder being herein referred to as an "UNUSED LINE FEE CALCULATION PERIOD"), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fee, the Swingline Loans shall not be counted toward or considered usage under the Revolving Committed Amount.

           (b)   LETTER OF CREDIT FEES.

                 (i) LETTER OF CREDIT ISSUANCE FEE. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "STANDBY LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Revolving Loans which are Eurodollar Loans then in effect. The Standby Letter of Credit Fee will be payable monthly in arrears on the last Business Day of each calendar month for the immediately preceding calendar month (or a portion thereof).

                 (ii) TRADE LETTER OF CREDIT FEE. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "TRADE LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit equal to three-eighths percent (3/8%). The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                 (iii) ISSUING LENDER FEES. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting fee of one-quarter percent (1/4%) per annum on the average daily maximum amount available to be drawn under outstanding Letters of Credit payable monthly in arrears with the Standby Letter of Credit Fee and the Trade Letter of Credit Fee, and (B) customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

           (c) ADMINISTRATIVE FEES. The Borrower agrees to pay to the Agent, for its own account and First Union Securities, Inc., as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "AGENT'S FEES").

     3.6   CAPITAL ADEQUACY.

     If any Lender has determined in good faith, after the Closing Date, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7   LIMITATION ON EURODOLLAR LOANS.

     If on or prior to the first day of any Interest Period for any Eurodollar
Loan:

           (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

     3.8   ILLEGALITY.

           Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.13.

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

     3.9   REQUIREMENTS OF LAW.

     If, after the Closing Date, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

             (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

             (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

             (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section
3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section

                                       47
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3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.10  TREATMENT OF AFFECTED LOANS.

     If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

           (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

     3.11  TAXES.

           (a) Any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts,

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

     deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

           (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "OTHER TAXES").

           (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

           (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States,
     (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
     Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

           (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
     Section 3.11(d) (unless
     such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
     Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

           (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

           (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.12  COMPENSATION.

     Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such

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

failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.13  PRO RATA TREATMENT.

     Except to the extent otherwise provided herein:

           (a) LOANS. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction in Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

           (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified in writing by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

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

     3.14  SHARING OF PAYMENTS.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section
3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

     3.15  PAYMENTS, COMPUTATIONS, ETC.

           (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent's office specified in SCHEDULE 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
     Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds
     Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

           (b) ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

           FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

           SECOND, to payment of any fees owed to the Agent;

           THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

           FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

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

           FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations but excluding Credit Party Obligations to the extent they consist of Obligations under Hedging Agreements);

           SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

           SEVENTH, to all Credit Party Obligations consisting of Obligations under Hedging Agreements; and

           EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and
     (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

     3.16  CASH MANAGEMENT.

           (a) CASH MANAGEMENT. Unless a Cash Management Event shall have occurred, the Credit Parties shall be permitted to receive directly for their own account all payments or other remittances of Accounts of the Credit Parties and other proceeds of the Collateral. Upon the occurrence of a Cash Management Event, the Agent may in its sole discretion give to the Credit Parties and the Depository Banks (as defined hereinafter) a written payment direction notice (a "Payment Direction Notice") (which notice in the case of an Event of Default described in SECTION 9.1(f) shall be deemed given to the Credit Parties without any further act by the Agent or any Lender) directing that (x) the Credit Parties, individually or through the Borrower, each (A) establish and maintain a Blocked Account with financial institutions, including First Union, selected by the Company and approved by the Agent (the "Depository Banks") and (B) instruct all account debtors on the Accounts of any of the Credit Parties or which owe other obligations to any of the Credit Parties to remit all payments to its respective Depository

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     Bank and (y) all such payments or other remittances received by the
     Depository Bank be deposited into the Blocked Accounts pursuant to the terms of the Blocked Account Agreements. Each Credit Party, individually or through the Borrower, the Agent and each Depository Bank shall enter into three party agreements in the form of EXHIBIT 3.16(a) hereto (the "Blocked Account Agreements"), providing, among other things, for the following:

                      (i) The Borrowers, individually or through the Company, will open and establish for the benefit of the Agent on behalf of the Lenders an account at each Depository Bank (each a "Blocked Account"). Notwithstanding the foregoing, in lieu of establishing a Blocked Account with First Union, the First Union Account will serve as the Credit Parties' Blocked Account with First Union.

                      (ii) All receipts received by the Depository Banks shall be remitted daily to the appropriate Blocked Account or the First Union Account, as applicable. Upon the terms and subject to the conditions set forth in the Blocked Account Agreements, all amounts held in the Blocked Accounts with Depository Banks other than First Union shall be deposited daily into the First Union Account.

                      (iii) All good funds deposited into the First Union
                 Account on any Business Day shall be applied by the Agent on such Business Day to the payment of the Credit Party Obligations. All amounts received directly by the Credit Parties from any account debtor, in addition to all other cash received from any other source including but not limited to proceeds from asset sales and judgments, shall be held in trust by the Credit Parties and promptly deposited into the applicable Blocked Account or, if made by wire transfer, directly to the First Union Account.

                      (iv) All funds deposited into the First Union Account shall immediately become the property of the Agent and each of the Credit Parties shall obtain the agreement by the Depository Banks to waive any offset rights against the funds so deposited. The Agent assumes no responsibility for the blocked account arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Depository Banks thereunder.

                      (v) The Credit Parties may close Blocked Accounts and/or open new Blocked Accounts with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of Blocked Account Agreements consistent with the provisions of this SECTION 3.16(a) and in form and substance satisfactory to the Agent and its counsel.

           (b) On and after the occurrence of a Cash Management Event, the Agent shall be entitled to establish such settlement procedures among the Lenders for the disbursement of Loans and the application of collections to the repayment of Loans as the Agent shall deem necessary to effect the purpose of clause (a) immediately above.

           (c) The Credit Parties hereby authorize each Lender to charge from time to time against any or all of the Credit Parties' accounts with such Lender any of the Credit Party Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with SECTION
     3.14 hereof.

     3.17  EVIDENCE OF DEBT.

           (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

           (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

           (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party obligations owing to such Lender.

                                   SECTION 4

                                    GUARANTY

     4.1   THE GUARANTY.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2   OBLIGATIONS UNCONDITIONAL.

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

           (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

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           (b)   any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

           (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

           (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

           (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3   REINSTATEMENT.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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     4.4   CERTAIN ADDITIONAL WAIVERS.

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5   REMEDIES.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.6   RIGHTS OF CONTRIBUTION.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "GUARANTEED OBLIGATIONS" shall mean any obligations arising under the other provisions of this Section 4; (b) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties taken as a going concern exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties taken as a going concern exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; PROVIDED, HOWEVER, that, for purposes of calculating the

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Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed
Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; PROVIDED, HOWEVER, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.

     4.7   GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION 5

                                   CONDITIONS

     5.1   CLOSING CONDITIONS.

     This Credit Agreement became effective on August 6, 1999 upon the satisfaction of the following conditions:

           (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Agent in its sole discretion.

           (b)   CORPORATE DOCUMENTS. Receipt by the Agent of the following:

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                 (i)   CHARTER DOCUMENTS. Copies of the articles or certificates
           of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                 (ii) BYLAWS. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                 (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                 (iv) GOOD STANDING. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

                 (v) INCUMBENCY. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

           (c) FINANCIAL STATEMENTS. Receipt by the Agent of (i) the audited consolidated financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements for the fiscal years ending December 31, 1997 and 1998, in each case prepared in conformity with GAAP and in form and substance reasonably satisfactory to the Agent, (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements for the three-month period ended March 31, 1999, in each case prepared in conformity with GAAP and in form and substance reasonably satisfactory to the Agent, (iii) satisfactory financial projections for the Borrower and its Subsidiaries for each twelve-month period through the twelve-month period occurring five (5) years from the Closing Date and (iv) such other information relating to the Borrower and its Subsidiaries as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

           (d) OPINIONS OF COUNSEL. The Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Lenders dated as of the Closing Date from counsel to the Credit Parties.

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           (e)   PERSONAL PROPERTY COLLATERAL. The Agent shall have received:

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

               (iv) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person); and

               (v) duly executed consents as are necessary, in the Agent's reasonable discretion, to perfect the Agent's security interest in the Collateral.

           (f) PRIORITY OF LIENS. The Agent shall have received satisfactory evidence that (i) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral (provided that the Agent's perfected Lien shall not be required to be first priority with respect to Collateral subject to a previously perfected Permitted Lien) and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

           (g) OPENING BORROWING BASE. Receipt by the Agent of a Borrowing Base Certificate as of the Closing Date, substantially in the form of
     EXHIBIT 7.1(d) and certified by the chief financial officer of the Borrower to be true and correct as of the Closing Date.

           (h) EVIDENCE OF INSURANCE. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

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           (i)   MATERIAL ADVERSE EFFECT. No material adverse change shall have occurred since December 31, 1998 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Consolidated Parties taken as a whole.

           (j) LITIGATION. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

           (k) OFFICER'S CERTIFICATES. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date certifying that (A) each Credit Party is in compliance with all existing financial obligations, including, without limitation, the Senior Subordinated Notes, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (4) the Credit Parties are in pro forma compliance with each of the financial covenants set forth in Section 7.11 as of June 30, 1999 (which certificate shall set forth the calculations therefor in reasonable detail), and (5) Consolidated Funded Indebtedness does not exceed $680 million (of which at least $270 million is comprised of Indebtedness evidenced by the Senior Subordinated Notes.

           (l) CORPORATE STRUCTURE. The corporate capital and ownership structure of the Consolidated Parties shall be as described in SCHEDULE 6.13.

           (m) GOVERNMENT CONSENT. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents and approvals necessary or desirable in connection with the financings and other transactions contemplated hereby have been obtained except for those the failure of which to so obtain could not reasonably be expected to have a Material Adverse Effect.

           (n) FEES AND EXPENSES. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

           (o) FINANCIAL REQUIREMENTS. Receipt by the Agent of satisfactory evidence that Consolidated Funded Indebtedness does not exceed $680 million (of which at least $270 million is comprised of Indebtedness evidenced by the Senior Subordinated Notes).

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           (p)   FUNDS FLOW MEMORANDUM. Receipt by the Agent of (i) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Credit Parties in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date and (ii) payment instructions with respect to each wire transfer to be made by the Agent, or the Credit Parties on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

           (q) ACCOUNT DESIGNATION LETTER. Receipt by the Agent of an account designation letter (the "ACCOUNT DESIGNATION LETTER") in the form of
     EXHIBIT 5.1(t) hereto.

           (r) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

     5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions:

           (a) The Borrower shall have delivered (i) in the case of any Revolving Loan or any portion of the Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

           (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

           (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

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           (d)   No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

           (e) No circumstances, events or conditions shall have occurred since December 31, 1998 which would have a Material Adverse Effect; and

           (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the amount of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base LESS the outstanding Term Loan, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the outstanding Swingline Loans shall not exceed the Swingline Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.

                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent and warrant to the Agent and each Lender that:

     6.1   FINANCIAL CONDITION.

     The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Sections 7.1(a) and (b) (i) have been prepared in accordance with GAAP and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2   NO MATERIAL CHANGE.

     Since September 30, 2001 (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

    6.3   ORGANIZATION AND GOOD STANDING.

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     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

     6.4   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents and filings required from time to time by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5   NO CONFLICTS.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation T, U or X), order, writ, judgment, injunction, decree or permit applicable to it except where such violation, conflict or contravention could not reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement,

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mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6   NO DEFAULT.

     No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.7   OWNERSHIP.

     Each Consolidated Party has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property, including, without limitation, the Mortgaged Real Estate (all such real property and the nature of such Borrower's or any Subsidiary's interest therein is disclosed on SCHEDULE 6.7) and (ii) good and marketable title to all of its other assets, in each case subject to no Liens other than Permitted Liens. Each Consolidated Party enjoys peaceful and undisturbed possession of all its real property, including, without limitation, the Mortgaged Real Estate, and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such real property. The leases with respect to the leased property, together with any leases of real property entered into by any Credit Party after the Closing Date, are referred to collectively as the "Leases." All of the real property and the structures thereon and other tangible assets owned, leased or used by any Credit Party in the conduct of its business are (a) insured to the extent and in a manner customary in the industry in which the Credit Parties are engaged, (b) structurally sound with no known material defects, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material, (e) sufficient for the operation of the business of such Credit Party as presently conducted thereon and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to comply or conform with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     6.8   INDEBTEDNESS.

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9   LITIGATION.

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     There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

     6.10  TAXES.

     Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) known by such Consolidated Party to be due and owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Amendment No. 5 Effective Date of any proposed tax assessments against it or any other Consolidated Party.

     6.11  COMPLIANCE WITH LAW.

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     6.12  ERISA.

           (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

           (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

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           (c)   Except as would not have a Material Adverse Effect, neither any
     Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Except as would not have a Material Adverse Effect, neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

           (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

           (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

           (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

     6.13  SUBSIDIARIES.

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     Set forth on SCHEDULE 6.13 is a complete and accurate list of all
Subsidiaries of each Consolidated Party. Information on SCHEDULE 6.13 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in SCHEDULE 6.13, no Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

     6.14  GOVERNMENTAL REGULATIONS, ETC.

           (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

           (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (c) As of the Amendment No. 5 Effective Date, no director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive

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     officer" and "principal shareholder" (when used with reference to any
     Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

           (d) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted except where the failure to so obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

           (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could have a Material Adverse Effect.

           (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.15  PURPOSE OF LOANS AND LETTERS OF CREDIT.

     The proceeds of the Loans hereunder shall be used solely by the Borrower
(i) for working capital, (ii) for refinancing certain existing Indebtedness of the Consolidated Parties, (iii) to make Permitted Acquisitions (and to pay related fees and expenses) and (iv) for general corporate purposes.

     6.16  ENVIRONMENTAL MATTERS.

     Except as would not have a Material Adverse Effect,

           (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "PROPERTIES") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "BUSINESSES"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

           (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

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           (c)   No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

           (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.17  INTELLECTUAL PROPERTY.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on SCHEDULE 6.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on SCHEDULE 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.18  SOLVENCY.

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     Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.19  INVESTMENTS.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20  LOCATION OF COLLATERAL.

     Set forth on SCHEDULE 6.20 is a list of all locations where any tangible personal property of a Consolidated Party is located, including county and state where located. Set forth on SCHEDULE 6.20 is the chief executive office and principal place of business of each Consolidated Party. The books and records of the Consolidated Parties and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of the Consolidated Parties. There is no jurisdiction in which any Consolidated Party has any assets, equipment or Inventory (except for vehicles, Rental Equipment under lease, Inventory in transit for processing, or immaterial items) other than those locations listed on SCHEDULE 6.20. Set forth on SCHEDULE 6.20 is a true, correct and complete list of the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored. None of the receipts received by any Consolidated Party from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

     6.21  DISCLOSURE.

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22  NO BURDENSOME RESTRICTIONS.

     No Consolidated Party is a party to any agreement or instrument, or is in breach of or in violation of any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.23  BROKERS' FEES.

     Except for fees payable to First Union Securities, Inc. in connection with the closing and syndication of this Credit Agreement, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents to occur on the Amendment No. 5 Effective Date.

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     6.24  LABOR MATTERS.

     Except as set forth on SCHEDULE 6.24, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Amendment No. 5 Effective Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     6.25  [INTENTIONALLY OMITTED].

     6.26  MATERIAL CONTRACTS.

     Attached hereto as SCHEDULE 6.26 is a true, correct and complete list of all the Material Contracts currently in effect on the Amendment No. 5 Effective Date. All of the Material Contracts are in full force and effect.

     6.27  SENIOR DEBT.

     The Loans and other extensions of credit under this Credit Agreement constitute "Senior Debt" under the indenture for the Senior Subordinated Notes.

     6.28  LIENS; INVENTORY.

     There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Permitted Liens. To the best of each Credit Party's knowledge, no lessor, warehouseman, filler, processor or packer of such Credit Party has granted any Lien with respect to the Inventory maintained by such Credit Party at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral. The Credit Parties are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens.

     6.29  STATUS OF ACCOUNTS.

     Each Account of each Credit Party is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Credit Party in the ordinary course of its business, except for those Accounts made by such Credit Party outside the ordinary course of business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the goods and inventory being sold or leased and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment

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arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and such Credit Party's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. Each Credit Party confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by such Credit Party when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

     6.30  TRADE SUPPLIERS.

     Attached hereto as SCHEDULE 6.30 is a true, correct and complete list of all of the suppliers who have sold goods to any Credit Party (or their predecessor entities) during the twelve-month period ended November 30, 2001 for an amount representing five (5) percent or more of the accounts of such Credit Party payable for such year.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any Credit Party Obligations shall remain outstanding (other than contingent indemnity obligations), and until all of the Commitments hereunder shall have terminated:

     7.1   INFORMATION COVENANTS.

     The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

           (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, (i) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern, and (b) unaudited consolidating balance sheets and income statements of the Consolidated Parties

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     for each Operating Region, as of the end of such fiscal year, together with related consolidating statements of operations and retained earnings and of cash flows for such fiscal year for each Operating Region, in each case setting forth in comparative form consolidating figures for the preceding fiscal year for each Operating Region, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such unaudited consolidating financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and footnote disclosure.

           (b)   INTERIM FINANCIAL STATEMENTS.

                 (i) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof), consolidated and consolidating (for each Operating Region) balance sheets and income statements of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating (for each Operating Region) statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating (for each Operating Region) figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                 (ii) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within 30 days after the close of each fiscal month of the Consolidated Parties (other than the last month of each fiscal quarter), consolidated and consolidating (for each Operating Region) financial statements of the Consolidated Parties as of the end of such month substantially in the form of the monthly financial statements prepared in connection with the fiscal month ended October 31, 2001 and in form and detail reasonably acceptable to the Agent (as such form may be updated or modified from time to time in a manner reasonably acceptable to the Agent).

           (c) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b)(i) above, a certificate of the chief financial officer of the Borrower substantially in the form of EXHIBIT 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto and (iii) setting forth a

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     complete listing of the Rental Equipment of the Credit Parties subject to any Operating Lease or Capital Lease.

           (d) BORROWING BASE CERTIFICATES. A report on the Borrowing Base (a "Borrowing Base Certificate") substantially in the form of EXHIBIT 7.1(d)
     (i) on or before the 15th day after the end of each month (as of the last day of such month), together with a monthly summary of Parts and Supplies Inventory for each Operating Region, a monthly summary of Rental Equipment for each Operating Region, a monthly summary of Equipment Held for Resale for each Operating Region, a monthly Rental Equipment summary roll forward report for the Original Brambles Eligible Rental Equipment, a monthly summary of accounts receivable aging and accounts payable aging and monthly sales and cash receipt reports (each as of the last day of such month),
     (ii) simultaneously with the consummation of any Asset Disposition for which a mandatory prepayment is required hereunder giving effect to such Asset Disposition and (iii) promptly as of any other date requested by the Agent, together in each case with such other supporting data as may reasonably be requested by the Agent;

           (e) ANNUAL BUDGETS. No later than 30 days after the beginning of each fiscal year, a budget for such fiscal year of the Borrower which includes (i) a projected consolidated and consolidating (for each Operating Region) balance sheet and statement of income of the Credit Parties for such fiscal year and a projected consolidated and consolidating (for each Operating Region) statement of cash flows of the Credit Parties for such fiscal year and (ii) projected consolidated and consolidating (for each Operating Region) balance sheets, statements of income and statements of cash flows of the Credit Parties on a monthly basis for such fiscal year.

           (f) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

           (g) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

           (h) REPORTS. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to

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     and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

           (i) NOTICES. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Consolidated Party which if adversely determined could reasonably be expected to have a Material Adverse Effect, (B) the institution of any proceedings against such Consolidated Party with respect to, or the receipt of notice by such Consolidated Party of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Consolidated Party or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

           (j) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within five business days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

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           (k)   ENVIRONMENTAL.

                 (i) Upon the reasonable written request of the Agent, the Credit Parties will furnish or cause to be furnished to the Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                 (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Properties to the extent any failure could have a Material Adverse Effect.

           (l) ADDITIONAL PATENTS AND TRADEMARKS. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

           (m) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

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     7.2   PRESERVATION OF EXISTENCE AND FRANCHISES.

     Except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except where the failure to so preserve could not reasonably be expected to have a Material Adverse Effect.

     7.3   BOOKS AND RECORDS.

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4   COMPLIANCE WITH LAW.

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

     7.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; PROVIDED, HOWEVER, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

     7.6   INSURANCE; CONDEMNATION.

     Each Credit Party will, and will cause each of the Consolidated Parties to, maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are commercially reasonable and customary in the industry in which such Consolidated Parties are engaged. In addition, the Credit Parties will obtain and maintain, within 60 days of the Closing Date, general liability insurance in the minimum aggregate amount of $10,000,000 for the Consolidated Parties. All policies covering the Collateral are to name the Borrower and the Agent, on behalf of the Lenders, as loss payees, on

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casualty insurance policies, and to name the Borrower, the Agent and the Lenders as additional insureds on liability insurance policies, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event any Consolidated Party fails to respond in a timely and appropriate manner (as determined by the Agent in its reasonable discretion) with respect to making a claim under any insurance policies required to be maintained under this Section 7.6, the Agent shall have the right, in the name of the Agent or any Consolidated Party, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Credit Party will provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after an Executive Officer of such Credit Party learns of the occurrence of such event: any asset or property owned or used by any Consolidated Party is (a) materially damaged or destroyed, or suffers any other loss or (b) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral is in excess of $1,000,000 (each such event or occurrence in excess of $1,000,000 being herein referred to as a "Casualty Loss"). Each Credit Party will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Credit Parties will pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by any Consolidated Party on account of damage, destruction or loss of all or any portion of the Collateral. The Agent may, at its election and in its sole discretion (and with the approval of the Required Lenders if such Casualty Loss is in excess of $8,750,000), either (i) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest on, or outstanding principal of, the Term Loans or the Revolving Loans, as provided in Section 3.3(b), or (ii) pay such proceeds to the Credit Parties to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (A) no settlement on account of any such Casualty Loss shall be made without the consent of the Required Lenders and (B) the Agent may participate in any such proceedings and the Credit Parties will deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Credit Party hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Credit Party shall, upon demand of the Agent,

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make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     7.7   MAINTENANCE OF PROPERTY.

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8   PERFORMANCE OF OBLIGATIONS.

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.9   USE OF PROCEEDS.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.10  AUDITS/INSPECTIONS; APPRAISALS; INVENTORY AND OTHER COLLATERAL.

           (a) Each Credit Party will, and will cause each of its Subsidiaries to, at the expense of the Credit Parties, permit the Agent and representatives appointed by the Agent (including, without limitation, independent accountants, agents, attorneys, and appraisers) at any time, upon reasonable notice, in the Agent's sole discretion or at the direction of the Required Lenders to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, to conduct periodic field exams and/or appraisals of the rental fleet of the Consolidated Parties and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. Notwithstanding the foregoing, the Credit Parties shall only be required to pay the cost and expenses of four (4) such inspections per year unless an Event of Default has occurred and is continuing, after which all such costs and expenses shall be paid by the Credit Parties; such costs and expenses shall include all out-of-pocket costs and a $750 per diem per examiner.

           (b) The Credit Parties will, by each September 30 and each March 31 following the Amendment No. 5 Effective Date, deliver to each Lender and the Agent an

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     Equipment Appraisal of the Orderly Liquidation Value of the Rental
     Equipment as of the last day of the six month period ending with the month immediately preceding such date. Prior to the occurrence of an Event of Default, upon the reasonable request of the Agent, the Borrowers shall deliver to the Agent and the Lenders additional Equipment Appraisals of the Orderly Liquidation Value of the Rental Equipment within 45 days of any such request but in any event, no more than once per fiscal quarter. Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall deliver to the Agent and the Lenders additional Equipment Appraisals of the Orderly Liquidation Value of the Rental Equipment promptly upon request of the Agent. All Equipment Appraisals conducted pursuant to this SECTION 7.10 shall be at the Credit Parties' expense.

           (c) The Credit Parties will conduct annually a physical count of their Inventory and a copy of such count will be promptly supplied to the Agent accompanied by a report of the value (valued at FIFO) of such Inventory; PROVIDED that the Credit Parties will conduct such a physical count at such other times and as of such dates as the Agent shall reasonably request.

           (d) Each Credit Party will, and will cause each of its Subsidiaries to, execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in SECTION 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Lenders hereunder. Each Credit Party's or any Subsidiary's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. Such Credit Party agrees to maintain such books and records regarding Accounts and the other Collateral as the Agent may reasonably require, and agrees that, upon the reasonable request of the Agent, such books and records will reflect the Lenders' interest in the Accounts and such other Collateral.

     7.11  FINANCIAL COVENANTS.

           (a) INTEREST COVERAGE RATIO. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 2.50 to 1.00.

           (b) TOTAL DEBT LEVERAGE RATIO. The Total Debt Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to (i) 4.25 to 1.00 for the fiscal quarters ending December 31, 2001, March 31, 2002 and June 30, 2002, (ii) 3.85 to 1.00 for
     the fiscal quarter ending September 30, 2002, and (iii) 3.50 to 1.00 for each fiscal quarter thereafter.

           (c) SENIOR DEBT LEVERAGE RATIO. The Senior Debt Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to (i)

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     3.00 to 1.0 for the fiscal quarters ending December 31, 2001, March 31,
     2002 and June 30, 2002, (ii) 2.75 to 1.00 for the fiscal quarter ending September 30, 2002, and (iii) 2.50 to 1.00 for each fiscal quarter thereafter.

           (d) CONSOLIDATED NET WORTH. At all times Consolidated Net Worth shall be greater than or equal to $185,000,000, as such amount may be adjusted in the reasonable judgment of the Agent and the Borrower, as a result of the effect of FASB 141 and 142.

           (e) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 2.00 to 1.00.

           (f) INTEREST-RENTAL EXPENSE COVERAGE RATIO. The Interest-Rental Expense Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 2.15 to 1.00.

           (g) CONSOLIDATED NET CAPITAL EXPENDITURES. Consolidated Net Capital Expenditures shall not exceed (i) 40,000,000 in the aggregate during fiscal year 2002 of the Borrower, with no more than $15,000,000 in the aggregate in any fiscal quarter of the Borrower during such fiscal year, and (ii) $75,000,000 in the aggregate during fiscal year 2003 of the Borrower, with no more than $35,000,000 in the aggregate in any fiscal quarter of the Borrower during such fiscal year.

     7.12  ADDITIONAL CREDIT PARTIES.

           (a) On or before the date any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as EXHIBIT 7.12, (b) cause 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the Capital Stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Agent and (c) cause such Person to deliver appropriate UCC-1 financing statements reasonably satisfactory to the Agent.

           (b) As soon as practicable and in any event not later than 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall cause such Person to deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, real estate title insurance policies, environmental reports, certified resolutions and other organizational and authorizing

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     documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Agent.

     7.13  ENVIRONMENTAL LAWS.

           (a) The Consolidated Parties shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (b) The Consolidated Parties shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

           (c) The Consolidated Parties shall defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

     7.14  COLLATERAL.

           (a) If, subsequent to the Closing Date, a Credit Party shall acquire any intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Agent of the same in each case as soon as practicable after the acquisition thereof. Each Credit Party shall take such action as requested by the Agent and at its own expense, to ensure that the Agent shall have a

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     first priority perfected Lien in all personal property of the Credit
     Parties (whether now owned or hereafter acquired), subject only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreement. Each Credit Party shall use its best efforts to deliver to the Agent (i) with respect to all real property leased by any Credit Party as of the Closing Date, landlord waivers and consents with respect to each such leased property no later than 90 days after the Closing Date and (ii) with respect to all leases for real property entered into by any Credit Party subsequent to the Closing Date, landlord waivers and consents with respect to each such leased property, in each case in form and substance reasonably satisfactory to the Agent.

           (b) Each Credit Party and its Subsidiaries will at its expense, for so long as the Credit Documents remain effective, warrant and defend the Collateral against any and all claims, demands and Liens (other than Permitted Liens) of any third party. The Credit Parties will not, and will not permit any of their Subsidiaries to, grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens). Each Credit Party agrees to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral (subject only to Permitted Liens). The Agent is hereby authorized by each Credit Party to file any financing statements covering the Collateral. Each Credit Party agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Credit Party Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any Borrower or any of its Subsidiaries under this Credit Agreement or any other Credit Document, will be borne and paid by the Credit Parties. If same are not promptly paid by the Credit Parties, the Agent may pay same on the Credit Parties' behalf, and the amount thereof shall be a Credit Party Obligation secured hereby and due to the Agent on demand.

           (c) In accordance with the foregoing clause (b), each Credit Party shall promptly notify the Agent of any delivery of Rental Equipment to a state or county of a state in which a financing statement covering the property of such Credit Party or any of

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     its Subsidiaries has not yet been filed if the filing of a financing statement is so required in such state or county to perfect the Agent's security interest in the property so located and shall promptly prepare such financing statement naming the Agent as "Secured Party" for the Lenders and cause it to be duly filed in the appropriate filing office in such state. In addition, each Credit Party shall (i) within sixty (30) days following the Amendment No. 5 Effective Date and (ii) within thirty (30) days following the acquisition of any equipment or the consummation of a Permitted Acquisition, cause each document of title evidencing such Credit Party's or any of its Subsidiaries' ownership of an item of equipment to duly name on the face thereof the Agent as lienholder of such title for the benefit of the Lenders.

           (d) All equipment leases entered into by the Credit Parties with their respective customers shall contain satisfactory provisions to the effect that each such lease has been assigned to the Agent for the benefit of the Lenders as collateral security for the Credit Party Obligations or that assignment of such leases is not prohibited.

     7.15  PLEDGED REAL ESTATE ASSETS.

           (a) Within ninety (90) days following the Amendment No. 5 Effective Date, each Credit Party will, and will cause each of its Subsidiaries to, cause all of its owned real property owned as of the Amendment No. 5 Effective Date, to be subject at all times to first priority, perfected and title insured Liens in favor of the Agent pursuant to the terms and conditions of a Mortgage and such other security documents and instruments, in form and substance satisfactory to the Agent, as the Agent shall reasonably request. In connection with each Mortgage delivered pursuant to this SECTION 7.15, the Agent shall be entitled to receive a title report, title insurance, such maps, plats or surveys as it may reasonably request, flood insurance as required by law, evidence that the subject real property is in compliance with all zoning and environmental laws and such other information and documents as the Agent shall reasonably request.

           (b) Upon the request of the Agent, each Credit Party will, and will cause each of its Subsidiaries to, cause (a) all of its owned real property and (b) any Material Leased Site (defined below), whether owned or leased as of, or subsequent to, the Amendment No. 5 Effective Date, to be subject at all times to first priority, perfected and title insured Liens in favor of the Agent pursuant to the terms and conditions of such security documents and instruments, in form and substance satisfactory to the Agent, as the Agent shall reasonably request. In connection with any Mortgage in favor of the Agent delivered pursuant to this SECTION 7.15, the Agent shall be entitled to receive a title report, title insurance, such maps, plats or surveys as it may reasonably request, flood insurance as required by law, evidence that the subject real property is in compliance with all zoning and environmental laws and such other information and documents as the Agent shall reasonably request. In furtherance of the foregoing terms of this Section 7.15, each Credit Party agrees to promptly provide the Agent with written notice of the acquisition by, or the entering into a lease by, any Consolidated Party of any real property assets

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     having a market value greater than $250,000 or annual lease payments in excess of $250,000 (a "Material Leased Site"), setting forth in reasonable detail the location and a description of the real property assets so acquired or leased.

     7.16  SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS.

     In furtherance of the continuing assignment and security interest in the Accounts of each Credit Party granted pursuant to the Security Agreement, in connection with the creation of Accounts, upon the reasonable request of the Agent, each Credit Party will execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, customer lists and other appropriate reports designating, identifying and describing the Accounts. In addition, upon the Agent's reasonable request, each Credit Party will provide the Agent with copies of agreements with, or purchase orders from, the customers of each Credit Party and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Credit Party hereby authorizes the Agent to regard such Credit Party's or any Subsidiary's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Credit Party's or such Subsidiary's authorized officers or agents.

     7.17  COLLECTION OF ACCOUNTS.

     Unless (a) the Agent shall have, in its reasonable discretion, elected to enforce, collect and receive all amounts owing on the Accounts and/or other Collateral, or (b) an Event of Default has occurred and is continuing and the Agent or the Required Lenders shall have, in their sole discretion, elected to enforce, collect and receive all amounts owing on the Accounts and/or other Collateral (each a "Cash Management Event"), each Borrower may and will enforce, collect and receive all amounts owing on the Accounts and other Collateral, for the benefit, and on behalf, of the Lenders, but at the Borrowers' sole expense in accordance with the provisions of SECTION 3.16(a) hereof; such privilege shall terminate automatically, however, if an Event of Default has occurred and is continuing under SECTION 9.1(a) OR (f) hereof. Upon the occurrence of a Cash Management Event (i) any checks, cash, notes or other instruments or property received by any Credit Party or any of its Subsidiaries with respect to any Accounts and/or other Collateral shall be held by such Credit Party or such Subsidiary in trust for the benefit of the Lenders, separate from such Credit Party's or Subsidiary's own property and funds, and immediately turned over to the Agent in accordance with SECTION 3.16(a) with proper assignments or endorsements and (ii) no checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

     7.18  NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS.

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     Each Credit Party will notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, PROVIDED, HOWEVER, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor having a value greater than $35,000. Each Credit Party will prepare credit memoranda promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Agent. After the occurrence and during the continuance of an Event of Default, each Credit Party agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Credit Party, marked with the Lenders' name and held by such Credit Party for the Lenders' account as owner and assignee.

     7.19  ACKNOWLEDGMENT AGREEMENTS.

     Each Credit Party will assist the Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom such Credit Party conducts business from time to time.

     7.20  REVISIONS OR UPDATES TO SCHEDULES.

     If any of the information or disclosures provided on any of SCHEDULES 6.7, 6.13, 6.17, 6.20 OR 6.26, originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall deliver to the Agent and the Lenders as part of the compliance certificate required pursuant to SECTION 7.1(c) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED, that no such revisions or updates to any such Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s) or unless such revision or updates to such Schedule(s) would not have a Material Adverse Affect and would not cause or result in a breach of a covenant hereunder or otherwise cause or result in a Default or Event of Default hereunder.

                                   SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any Credit Party Obligations shall remain outstanding (other than contingent indemnity obligations), and until all of the Commitments hereunder shall have terminated:

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     8.1   INDEBTEDNESS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

           (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

           (b) Indebtedness of the Borrower set forth in SCHEDULE 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

           (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Credit Parties to finance the purchase of fixed assets PROVIDED that (i) the total of all such Indebtedness (including any such Indebtedness referred to on SCHEDULE 8.1) shall not exceed $5,000,000 in aggregate principal amount at any one time outstanding in fiscal year 2002 and $10,000,000 in aggregate principal amount at any one time outstanding in fiscal year 2003; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

           (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

           (e)   Subordinated Debt;

           (f) Guaranty Obligations of any Credit Party with respect to Indebtedness permitted pursuant to this SECTION 8.1 or other amounts with respect to ordinary course obligations of a Credit Party in the nature of operating leases or supply contracts;

           (g) intercompany loans and advances made by the Borrower to any Credit Party, by any Credit Party to the Borrower or by any Credit Party to another Credit Party;

           (h) indemnity obligations of any Credit Party arising in connection with the representations and warranties made by such Credit Party with respect to the sale or acquisition by such Credit Party of a Person or a business unit of such Person sold or purchased as a going concern;

           (i) Indebtedness in connection with attachment or judgment Liens which are Permitted Liens, PROVIDED that the total of all such Indebtedness for all the Consolidated Parties taken together shall not exceed $1,000,000 by in the aggregate at any one time outstanding;

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           (j)   Indebtedness of any Credit Party evidenced by promissory notes or other instruments given to officers or directors of such Credit Party in consideration for the repurchase of Capital Stock or options of such Credit Party; provided that such promissory notes or other instruments shall not provide for any current payment of interest or principal on or prior to the Maturity Date; and

           (k) other unsecured Indebtedness of the Consolidated Parties in an amount not to exceed $10,000,000 in the aggregate at any one time.

     8.2   LIENS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

     8.3   NATURE OF BUSINESS.

     The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

     8.4   CONSOLIDATION, MERGER, DISSOLUTION, ETC.

     The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries PROVIDED that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower PROVIDED that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default exists, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party PROVIDED that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request in order to maintain the perfection and priority of the Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated

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Party which is not a Credit Party PROVIDED that, after giving effect to such transaction, no Default or Event of Default exists and (e) any Consolidated Party may merge with any Person other than another Consolidated Party in connection with a Permitted Acquisition if such Consolidated Party shall be the continuing or surviving corporation.

     8.5   ASSET SALES.

     The Credit Parties will not permit any Consolidated Party to sell, lease, transfer or otherwise dispose of, directly or indirectly, any of its assets other than (a) sales or other dispositions of Equipment Held for Resale in the ordinary course of business, (b) sales or other dispositions of Rental Equipment in any calendar month so long as (i) the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in such calendar month do not exceed 5% of the net book value of all Rental Equipment of the Credit Parties, (ii) the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in the fiscal year in which such dispositions were made do not exceed 15% of the net book value of all Rental Equipment of the Credit Parties and (iii) not more than 25% of the purchase price paid for such assets is in the form of a promissory note or other deferred payment instrument, (c) sales or other dispositions of obsolete or worn equipment by a Credit Party other than the sale or other disposition of equipment described in clauses (a) or (b) immediately above, (d) sales or other dispositions of Cash Equivalents, (e) Sale and Leaseback Transactions permitted pursuant to Section 8.13 hereof and (f) sales or other dispositions for cash and fair value of real estate assets in any fiscal year so long as the aggregate Net Cash Proceeds from such dispositions when combined with all other such dispositions previously made by all the Consolidated Parties in such fiscal year do not exceed $10,000,000.

     8.6   INVESTMENTS.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

     8.7   RESTRICTED PAYMENTS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, make a Restricted Payment other than the following Restricted Payments so long as no Default or Event of Default shall exist immediately prior to or immediately after the making of any such permitted Restricted Payment: (a) the payments of dividends from any Consolidated Party to the Borrower or to another Consolidated Party that is a direct Parent of such Consolidated Party,
(b) the payment of reasonable salaries and bonuses to management by the Consolidated Parties, (c) repurchases of Capital Stock or options of any Credit Party held by management of such Credit Party, PROVIDED that the aggregate amount of such repurchases shall not exceed $1,000,000 in cash per fiscal year,
(d) customary and reasonable corporate overhead reimbursements payable by the Subsidiary Guarantors to the Borrower, and (e) payments of the types described in clauses (vi) and (viii) of the definition of "Permitted Investments".

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     8.8   PREPAYMENTS OF INDEBTEDNESS, ETC.

     The Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness (including, without limitation, Subordinated Debt) if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

     8.9   TRANSACTIONS WITH AFFILIATES.

     The Credit Parties will not permit any Consolidated Party to enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of any Consolidated Party except (a) in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Party's business and upon fair and reasonable terms no less favorable to such Consolidated Party than could be obtained in a comparable arm's-length transaction with an unaffiliated Person,
(b) as permitted under Section 8.1 or Section 8.7 hereof, (c) for intercompany loans and advances from the Borrower to any Subsidiary Guarantor or from any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor and (d) for intercompany transfers of equipment among Subsidiary Guarantors for the purpose of meeting customer demand for Rental Equipment, PROVIDED that the Subsidiary Guarantors shall keep adequate internal records of all such transfers.

     8.10  ACCOUNTING; ORGANIZATIONAL DOCUMENTS; MATERIAL CONTRACTS.

     (i) The Credit Parties will not and will not permit any Consolidated Party to change its fiscal year or otherwise materially change its accounting practices (including, without limitation, depreciation methodology as applied by the Borrower and its Subsidiaries pursuant to the Borrower's Control Bulletin No. 5, as revised March 31, 1998) without the prior written consent of the Required Lenders, except for such changes necessary to conform the fiscal year or the accounting practices of an Acquired Company to that of the Borrower.

     (ii) The Credit Parties will not and will not permit any Consolidated Party to amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner adverse to the Lenders.

     (iii) The Credit Parties will not and will not permit any Consolidated Party to, without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in

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 the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

     8.11  LIMITATION ON RESTRICTED ACTIONS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) in the case of any Subsidiary Guarantors, pay dividends or make any other distribution on any of such Person's Capital Stock other than pursuant to the indenture for the Senior Subordinated Notes, (b) pay any Indebtedness owed to the Credit Parties, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of
(i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Credit Party; PROVIDED that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Credit Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Credit Party, (iii) customary provisions contained in purchase money financing arrangements permitted by Section 8.1(c) and (iv) this Credit Agreement and the other Credit Documents.

     8.12  OWNERSHIP OF SUBSIDIARIES.

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

     8.13  SALE LEASEBACKS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, enter into any Sale and Leaseback Transaction other than any Sale Leaseback Transaction pursuant to which the consideration paid, when aggregated with the consideration received from all other Sale and Leaseback Transactions of the Credit Parties, does not exceed $50,000,000.

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     8.14  NO FURTHER NEGATIVE PLEDGES.

     The Credit Parties will not, and will not permit any Consolidated Party to, create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Consolidated Party, other than pursuant to the indenture for the Senior Subordinated Notes or pursuant to documentation relating to purchase money financing arrangements permitted by
Section 8.1(c) or (ii) any Contractual Obligation which may restrict or limit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default other than standard and customary subordination, nondisturbance and attornment agreements under or in connection with leases of Rental Equipment.

     8.15  NO ADDITIONAL BANK ACCOUNTS.

     The Credit Parties will not, and will not permit any Consolidated Party to, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person unless each such account is subject to a Blocked Account Agreement or other similar agreement satisfactory to the Agent; PROVIDED, HOWEVER, that the accounts set forth on Part B of SCHEDULE 8.15 hereto may be maintained by the Credit Parties so long as each such account becomes subject to a Blocked Account Agreement or other similar agreement satisfactory to the Agent within 45 days following the Amendment No. 5 Effective Date.

                                   SECTION 9

                               EVENTS OF DEFAULT

     9.1   EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

           (a) PAYMENT. Any Credit Party shall fail to pay (i) any interest or Fees hereunder within three (3) Business Days of when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Revolving Loans, the Term Loan or the LOC Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses hereunder within five (5) Business Days after receipt of notice by the Credit Parties from the Agent or any applicable Lender that such expenses are payable; or

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           (b)   REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

           (c)   COVENANTS. Any Credit Party shall

                 (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.11 or
           8.1 through 8.14, inclusive;

                 (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of any chairman, president, chief executive officer, chief financial officer or vice president of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                 (iii) default in the due performance or observance of any other covenant, contained in this Credit Agreement, the other Credit Documents (including Hedging Agreements), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence;

           (d) OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

           (e) GUARANTIES. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Subsidiary Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under such guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

           (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

           (g)   DEFAULTS UNDER OTHER AGREEMENTS.

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                 (i)   Any Consolidated Party shall default in the performance
           or observance (beyond the applicable grace period with respect thereto, if any) of any Material Contract;

                 (ii) With respect to (x) any Subordinated Debt or (y) any other Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                 (iii) (a) any holder of Subordinated Debt alleges (or any Governmental Authority with applicable jurisdiction determines) that the Subordinated Debt is not subordinated to any of the Credit Party Obligations or (b) the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt; or

           (h) JUDGMENTS. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

           (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
     Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any

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     Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

           (j)   OWNERSHIP. There shall occur a Change of Control.

     9.2   ACCELERATION; REMEDIES.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, take any of the following actions:

           (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

           (b) ACCELERATION. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

           (c) CASH COLLATERAL. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

           (d) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Subsidiary Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to any Credit Party, then the Commitments shall automatically terminate and all

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Loans, all reimbursement obligations arising from drawings under Letters of
Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

                                   SECTION 10

                               AGENCY PROVISIONS

     10.1  APPOINTMENT, POWERS AND IMMUNITIES.

     Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     10.2  RELIANCE BY AGENT.

     The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof

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unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.3  DEFAULTS.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     10.4  RIGHTS AS A LENDER.

     With respect to its Commitment and the Loans made by it, First Union National Bank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union National Bank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and First Union National Bank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

     10.5  INDEMNIFICATION.

     The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses,

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damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document (including any of the foregoing arising from the negligence of the Agent); PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.6  NON-RELIANCE ON AGENT AND OTHER LENDERS.

     Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

     10.7  SUCCESSOR AGENT.

     The Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the approval of the Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue

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in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     10.8  COLLATERAL MATTERS.

           (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Agent to make such changes to the form Acknowledgment Agreement attached hereto as EXHIBIT 1 as the Agent deems necessary in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer or processor of any Credit Party. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

           (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Credit Party Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) constituting property being sold or disposed of pursuant to a sale or disposition made in compliance with SECTION 8.5 hereof. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 10.8(b).

           (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the applicable Credit Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Credit Party

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     Obligations or any Liens upon (or obligations of such Credit Party or any
     Subsidiary in respect of) all interests retained by such Credit Party or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

           (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Credit Parties or any Subsidiary or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this SECTION 10.8 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

                                   SECTION 11

                                 MISCELLANEOUS

     11.1  NOTICES.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on SCHEDULE 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

     if to any Credit Party:

           National Equipment Services, Inc.
           1603 Orrington Avenue
           Suite 1600

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           Evanston, IL 60201
           Attention:  Paul R. Ingersoll, Vice President, Secretary
           Telephone: (847) 733-1000 (ext. 11)
           Telecopy:  (847) 733-1078

           With a copy to:

           Sandford E. Perl, Esq.
           Kirkland & Ellis
           200 East Randolph Drive
           Chicago, Illinois  60601
           Telecopy: 312-861-2200

     if to the Agent:

           First Union National Bank
           201 South College Street, CP-23
           Charlotte, North Carolina 28288
           Attn:  Agency Services
           Telephone: (704) 383-3721
           Telecopy:  (704) 383-0288

     with a copy to:

           First Union National Bank
           One First Union Center
           301 South College Street, TW-5
           Charlotte, North Carolina 28288
           Attn:  Eric M. Butler
           Telephone: (704) 383-1893
           Telecopy:  (704) 374-2703

     11.2  RIGHT OF SET-OFF; ADJUSTMENTS.

     Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to

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give such notice shall not affect the validity of such set-off and application.
The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     11.3  BENEFIT OF AGREEMENT.

           (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; PROVIDED FURTHER that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

           (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); PROVIDED, HOWEVER, that

                 (i)   each such assignment shall be to an Eligible Assignee;

                 (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof; and

                 (iii) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this
     Section 11.3(b), the assignor, the Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

           (c)   The Agent shall maintain at its address referred to in Section
     11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and

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     principal amount of the Loans owing to, each Lender from time to time (the
     "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

           (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

           (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15 hereof.

     11.4  NO WAIVER; REMEDIES CUMULATIVE.

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     No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5  EXPENSES; INDEMNIFICATION.

     (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), incurred in connection with any Default or Event of Default (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

     (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Agent, any Lender, any of their Affiliates,

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or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     11.6  AMENDMENTS, WAIVERS AND CONSENTS.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, PROVIDED, HOWEVER, that:

           (i) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

               (a) extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

               (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

               (c) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

               (d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (e) release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

               (f) except as the result of or in connection with an Asset Disposition permitted by Section 8.5, release all or substantially all of the Collateral,

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               (g)   amend, modify or waive any provision of this Section 11.6
          or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15,
          9.1(a), 11.2, 11.3, 11.5 or 11.9,

               (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

           (i) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

           (ii) without the consent of Lenders holding in the aggregate more than 50% of the outstanding Term Loan, extend the time for or the amount or the manner of application of proceeds of any mandatory prepayment required by Sections 3.3(b)(ii) or (iii) hereof;

           (iii) without the consent of the Agent, no provision of Section 10 may be amended; and

           (iv)  without the consent of the Issuing Lender, no provision of
     Section 2.2 may be amended, and without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
     Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) Lenders holding at least 75% of the aggregate Commitments may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7  COUNTERPARTS.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

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     11.8  HEADINGS.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  SURVIVAL.

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF TRIAL BY JURY.

                 (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina or of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

           (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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           (c)   TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS
     AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           (d) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against any other party hereto in any action, proceeding or counterclaim arising out of or relating to this Credit Agreement, any of the other Credit Documents or the transactions contemplated herein or therein and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any action, proceeding or counterclaim arising out of or relating to this Credit Agreement, any of the other Credit Documents or the transactions contemplated herein or therein.

     11.11 SEVERABILITY.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 ENTIRETY.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein (but excluding the Agent's Fee Letter).

     11.13 BINDING EFFECT; TERMINATION OF THIS CREDIT AGREEMENT; TERMINATION OF EXISTING CREDIT AGREEMENT.

           (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by each Credit Party and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

           (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

           (c) The Credit Parties and the Lenders (including the Issuing Lender) party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of subsection (a) above, (i) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, (ii) the Commitments under the Existing Credit Agreement and as defined therein automatically shall be terminated and replaced with the Commitments hereunder and (iii) all of the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be canceled and replaced by the Notes.

     11.14 CONFIDENTIALITY.

     The Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, auditor, attorney or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if it is reasonably necessary for the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement,
(g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document,
(i) subject to provisions substantially similar to those contained in this
Section 11.14, to any actual or proposed participant or assignee and (j) to GOLD SHEETS and other similar bank trade publications (such information to consist of deal terms and other information customarily found in such publications).

     11.15 CONFLICT.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                NATIONAL EQUIPMENT SERVICES, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


SUBSIDIARY
GUARANTORS:              NES EQUIPMENT SERVICES CORPORATION

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         REBEL STUDIO RENTALS, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         NES SHORING ACQUISITION, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         NES MANAGEMENT SERVICE CORPORATION

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NES PARTNERS, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------


                         NES COMPANIES, L.P.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         FALCONITE REBUILD CENTER, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NES INDIANA PARTNERS, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         BRAMBLES EQUIPMENT SERVICES, INC.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NES EQUPMENT RENTAL, L.P.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NES TRAFFIC SAFETY, L.P.

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

LENDERS:                 FIRST UNION NATIONAL BANK,
                         individually in its capacity as a Lender and in its capacity as Agent

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         COMERICA BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         US BANK, NATIONAL ASSOCIATION,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         TRANSAMERICA BUSINESS CAPITAL CORPORATION, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NATIONAL BANK OF CANADA, A CANADIAN CHARTERED BANK, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         COMPASS BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         FLEET NATIONAL BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         BANKERS TRUST COMPANY,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         LASALLE BANK NATIONAL ASSOCIATION,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         CITICORP DEL-LEASE, INC.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         KEY CORPORATE CAPITAL INC.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         THE PROVIDENT BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         WACHOVIA BANK, N.A.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         HARRIS TRUST AND SAVINGS BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         CITIZENS BUSINESS CREDIT CORPORATION,
                         A DIVISION OF CITIZENS ISLAND CORPORATION, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         THE FUJI BANK, LIMITED,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         NATIONAL CITY BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         SUNTRUST BANK, ATLANTA,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         UNION BANK OF CALIFORNIA, N.A.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         REGIONS BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         ALLFIRST BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         DIME COMMERCIAL CORP.,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         SOVEREIGN BANK,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         GMAC COMMERCIAL CREDIT LLC
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         HARBOUR TOWN FUNDING TRUST,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------

                         RACE POINT CLO, LIMITED,
                         as a Lender

                         By:
                            -----------------------------------------
                         Name:
                              ---------------------------------------
                         Title:
                               --------------------------------------